UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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DIGITAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGITAL REALTY®

2022 PROXY STATEMENT

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

A. William Stein
Chief Executive Officer

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the Annual Meeting) of Digital Realty Trust, Inc., a Maryland corporation (the Company), to be held on June 3, 2022, at 10:00 a.m. CDT, at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735.

The purposes of this year’s Annual Meeting are to:

(i)	consider and vote upon the election of Laurence A. Chapman, Alexis Black Bjorlin, VeraLinn Jamieson, Kevin J. Kennedy, William G. LaPerch, Jean F.H.P. Mandeville, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein as members of the Company’s Board of Directors, each to serve until the 2023 Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies;

(ii)	consider and vote upon ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

(iii)	consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in the accompanying Proxy Statement (say-on-pay);

(iv)	consider and vote upon a stockholder proposal regarding reporting on concealment clauses; and

(v)	transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may authorize your proxy via the Internet, by telephone or, if you are receiving a paper copy of the Proxy Statement, by completing and mailing a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials or proxy card regarding each of these options.

Sincerely,

A. William Stein Chief Executive Officer April 22, 2022

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Notice of 2022 Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF DIGITAL REALTY TRUST, INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the Annual Meeting) of Digital Realty Trust, Inc., a Maryland corporation (the Company), will be held at the date, time and location below:

Friday, June 3, 2022

10:00 am CDT

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX 78735

The Annual Meeting will be held for the following purposes:

1.	To consider and vote upon the election of Laurence A. Chapman, Alexis Black Bjorlin, VeraLinn Jamieson, Kevin J. Kennedy, William G. LaPerch, Jean F.H.P. Mandeville, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein as members of the Company’s Board of Directors (the Board) each to serve until the 2023 Annual Meeting of Stockholders and until a successor for each is duly elected and qualifies;

2.	To consider and vote upon ratifying KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

3.	To consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in the accompanying Proxy Statement (say-on-pay);

4.	To consider and vote upon a stockholder proposal regarding reporting on concealment clauses; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU CHOOSE NOT TO ATTEND AND VOTE AT THE ANNUAL MEETING IN PERSON, YOU MAY AUTHORIZE YOUR PROXY.

How to authorize your proxy:
If you are viewing the Proxy Statement on the Internet, you may authorize your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions listed on the Internet site.
If you receive a paper copy of the Proxy Statement, you may authorize your proxy by completing and mailing the proxy card enclosed with the Proxy Statement, or you may authorize your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.
If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials provided by that firm to determine whether and how you will be able to authorize your proxy by telephone or over the Internet.

Authorizing a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting.

The Board has fixed the close of business on April 6, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement(s) or adjournment(s) thereof.

Austin, Texas

Dated: April 22, 2022

By Order of Our Board of Directors,

Jeannie Lee

Secretary

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Proxy Summary

This summary highlights some of the topics discussed in this Proxy Statement. It does not cover all of the information you should consider before voting, and you are encouraged to read the entire Proxy Statement before casting your vote.

General Information

Meeting:	Annual Meeting of Stockholders	Stock Symbol:	DLR

Date:	Friday, June 3, 2022	Exchange:	New York Stock Exchange

Time:	10:00 a.m. CDT

Location:	5707 Southwest Parkway	State of Incorporation:	Maryland
Building 1, Suite 275
	Austin, TX 78735	Public Company Since:	2004

Record Date:	April 6, 2022	Common Stock Outstanding as of the Record Date:	284,667,850 shares
Corporate Website: www.digitalrealty.com

Investor Relations Website: investor.digitalrealty.com

The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

NOTES: References in this Proxy Summary to: “Company” or “Digital Realty” refer to Digital Realty Trust, Inc.; “Interxion” refer to InterXion Holding N.V.; “Interxion combination” refer to the combination of the Company and Interxion, which closed in March 2020; and “Operating Partnership” refer to Digital Realty Trust, L.P., of which Digital Realty Trust, Inc. is the general partner.

Directors

We believe our Board membership is both balanced and diverse in experience, qualifications, attributes, skills, professional background, areas of expertise and perspectives and that the range of tenures of our directors (shown below) creates a synergy between institutional knowledge and new perspectives.

For more information about our Board, please see “Proposal 1. Election of Directors”.

				Committee Membership
						Nominating
		Years on				and Corporate
Name	Age	Board	Independent	Audit	Compensation	Governance
Laurence A. Chapman	72	17
Alexis Black Bjorlin	48	2
VeraLinn Jamieson	61	2
Kevin J. Kennedy	66	9
William G. LaPerch	66	9
Jean F.H.P. Mandeville	62	2
Afshin Mohebbi	59	6
Mark R. Patterson	61	6
Mary Hogan Preusse	53	5
Dennis E. Singleton	77	17*
A. William Stein	68	7

= Chairman of the Board	= Committee Chair	= Member

Note: Committee membership as of the date of this Proxy Statement

*	Years on Board includes Mr. Singleton’s service as director emeritus. Mr. Singleton served as director emeritus from June 2020 – June 2021, after which time he was re-elected to the Board. Prior to June 2020, Mr. Singleton served on our Board for over 15 years.

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We are committed to diversity, and in February 2019, our Nominating and Corporate Governance Committee and the Board amended our Corporate Governance Guidelines to clarify that the Nominating and Corporate Governance Committee will ensure that it includes, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which the Nominating and Corporate Governance Committee selects director candidates. We also updated our Nominating and Corporate Governance Committee Charter to include the Nominating and Corporate Governance Committee’s oversight responsibility to at least annually review and discuss with management the strategy and performance of, and the Company’s procedures for identifying, assessing, monitoring and managing risks and opportunities related to, the Company’s environmental, social and governance programs, including corporate responsibility, sustainability, climate change, and diversity, equity and inclusion activities.

For more information about the qualifications and experience of each of our directors, please see the “Director Qualifications and Experience” table on page 34.

As a corporate governance best practice, our Nominating and Corporate Governance Committee annually considers the composition of our Board and standing Board committees to ensure an appropriate balance and a diversity of perspectives. In 2020, the Nominating and Corporate Governance Committee recommended, and the Board approved, the addition of Alexis Black Bjorlin and VeraLinn Jamieson and, in connection with the Interxion combination, Jean F.H.P. Mandeville, to the Board. In 2021, the Nominating and Corporate Governance Committee also recommended, and the Board approved, changes to the composition of the Board committees to maintain balance and ensure fresh perspectives. See “Board Committees” for additional details.

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Governance Highlights

Strong Corporate Governance Practices

We are committed to maintaining strong corporate governance practices.

Separate Independent Chairman and Chief Executive Officer
Our directors stand for election each year
Majority voting standard for director elections
10 of 11 directors standing for election are independent
Executive sessions of Independent Directors
4 audit committee financial experts
Annual Board and committee self-evaluations
Oversight of risk by the Board
Board orientation and continuing education program
Codes of conduct for directors, employees and vendors
Anti-hedging and anti-pledging policy
All directors and executive officers in compliance with stock ownership guidelines
No poison pill
Proxy access
Award-winning commitment to sustainability
Commitment to our communities

Strategy and Our Board

Our primary business objectives are to maximize: (i) sustainable long-term growth in earnings and funds from operations per share and unit, (ii) cash flow and returns to our stockholders and our Operating Partnership’s unitholders through the payment of dividends and distributions and (iii) return on invested capital. We expect to accomplish these objectives by achieving superior risk-adjusted returns, prudently allocating capital, diversifying our product offerings, accelerating our global reach and scale, and driving revenue growth and operating efficiencies.

We believe it is important to the success of our Company that our Board review the Company’s strategic framework and direction. On an annual basis, our Board meets with members of the senior management team to consider our current and future, and to review our previous, strategies to meet our corporate objectives designed to maximize long-term stockholder value.

Investor Outreach

Our relationship with our stockholders and investors is a critical component of our Company’s success. We value the outlook and opinions of our investors and regularly engage in participatory events in many of our major metro areas. In 2021, we participated in 19 investor conferences, all conducted virtually, with an estimated total of more than 110 separate meetings with over 350 investors.

For information about how to contact Investor Relations, please see the section below entitled “Stockholder and Interested Party Communications with the Board”.

Other Directorships

Our directors can sit on no more than five public company boards (including our Board), with consideration given to their public company leadership roles and outside commitments. The Board conducts an annual review of director commitment levels and affirmed that all directors are compliant at this time.

Governance Timeline and Improvements

Over the years, we have implemented corporate governance best practices and improvements as highlighted below.

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Political Contributions

The Board has determined that participation in the public policy process is an important and essential way to enhance stockholder value. Subject to appropriate oversight and controls, the Company engages with federal, state, and local governments in the U.S. and around the world on public policy issues that are essential to our business. Our Board policy provides a governance framework for our participation in government affairs, and our Company policies require that any interactions with public entities and state and local government officials comply with federal and local laws and the highest standards of ethics and good corporate governance. The Nominating and Corporate Governance Committee annually reviews the Company’s lobbying expenses and activities, any other political contributions and membership in trade associations.

We believe in transparency in our political and policy activities and file lobbying disclosure reports wherever we are required to do so based on the activities of our employees and vendors. The Company does not have a political action committee. In 2021, Digital Realty did not make any political contributions that required disclosure, nor has it experienced any significant controversies, fines or litigation related to its political activities.

In the U.S., federal, state and local campaign finance laws restrict the contributions the Company can make to political parties, political committees or candidates. Various laws in other countries also govern political contributions. Accordingly, it is Company policy that Company funds or assets not be used to make a political contribution to any political party, candidate or other political groups, unless prior approval has been obtained as required by the Company’s internal approval policies. Pursuant to the Company’s policies, the Company’s government affairs and legal departments oversee compliance with the Company’s policy on political contributions.

Digital Realty belongs to several trade and industry associations globally, which allows us to monitor industry policies and trends, support ongoing education and networking, and advance our public agenda and relevant business goals. Company participation in trade associations does not mean that the Company agrees with every position a trade association may take on various issues. The Company does not contribute to these groups beyond its membership dues and regularly reviews the costs and benefits of each membership.

The following chart lists organizations receiving dues and other contributions from the Company totaling $25,000 or more in 2021. Based on each organization’s records, we have listed below the portion of Company dues and other amounts that are used by each organization for lobbying.

Trade Association Memberships

	2021
Trade Associations(1)	Company Dues and Contributions	Lobbying (%)(2)	Company Dues Allocated to Lobbying
National Association of Real Estate Investment Trusts	$240,000	25%	$60,000
Real Estate Roundtable	35,000	65%	22,750
The Data Center Coalition	25,000	30%	7,500
Information Technology Industry Council	71,000	17.5%	12,425
Clean Energy Buyers Association	25,000	1%	250

(1)	Represents U.S. organizations of which the Company is a member. The Company or its subsidiaries are also members of several non-U.S. trade organizations for which the dues are immaterial.
(2)	Lobbying percentages obtained from the respective trade association.

Direct Lobbying Expenditures

In 2021, the Company paid approximately $800,000* in direct lobbying expenditures for external consultants and lobbyists as well as employee compensation for our employee engaged in lobbying activities. As required by the U.S. Lobby Disclosure Act (LDA), the Company files quarterly reports (LDA Reports) on its federal lobbying activities and expenditures and semi-annual reports (LDA-203 Reports) to disclose all political contributions and spending. Both the quarterly LDA Reports and the semi-annual LDA-203 Reports can be found at the Lobbying Disclosures Search page (disclosurespreview.house.gov). In the event any political contributions are made in other jurisdictions, the Company will adhere to all relevant legal reporting and disclosure requirements.

*	The Company made no direct contributions to any political parties or candidates.

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Environmental, Social and Governance Matters

Environmental, Social and Governance Focus in Our Communities - Globally

We are committed to being proactive, engaged members of the communities we operate in, globally. Our programs include:

Texas Power

In our new home state of Texas, we were able to navigate the extreme weather and help out our neighbors during the February 2021 Texas ice storms and power outages. During the crisis, we maintained 100% uptime for critical and essential digital services as per our designs. Thanks to our diesel reserves and robust resupply networks we were able to keep our generators fully fueled. We also assisted customers in need by redirecting excess fuel supplies for use at their other non-Digital Realty properties.

We also offered the use of one of our data center spaces in Lewisville, Texas to provide potential overflow facilities to the city for families who lacked access to power and heat. Additionally, we made strategic donations to local philanthropic organizations, helping families in need across our home state.

Our ability to weather the storm underscored our operational excellence, which is also reflected in our 15 consecutive years of five-nines (99.999%) uptime.

Diversity, Equity and Inclusion (DEI)

In 2021, the Company continued to expand its Diversity, Equity and Inclusion (DEI) efforts through its DEI Council, led by employees spanning various management levels and global regions with executive sponsorship. Through the DEI Council, we launched the Black Employee Resource Group (ERG), Digital Pride (our LGBTQIA+ ERG) and Digital Voces (our Hispanic ERG). We now have five ERGs inclusive of our Veteran’s ERG and the Women’s Leadership Forum (WLF) all of which seek to promote inclusion internally and create opportunities for each of these communities. Today, more than 500 employees globally are members of the Company's ERGs. Through the DEI Council, the Company has also expanded its philanthropy and community engagement activities with strategic donations and partnerships with global charitable organizations.

To emphasize the Company’s commitment, our CEO signed the CEO Action Pledge for Diversity & Inclusion, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace, and has served as the Co-Chair of Nareit’s Dividends through Diversity, Equity & Inclusion CEO Council since 2021.

Corporate Giving and Diversity, Equity and Inclusion

Since 2020, Digital Realty has provided philanthropic support to help global and local charitable organizations on the front-lines of the COVID-19 pandemic. This included donations to organizations ranging from the International Red Cross/ Red Crescent Society’s and World Health Organization’s COVID-19 relief funds, as well as small, local charitable organizations across EMEA and APAC.

In 2021, we continued our philanthropic and community-engagement focus, in-line with our broader commitment to diversity, equity and inclusion (DEI). This past year, Digital Realty made philanthropic contributions to multiple organizations globally, ranging from Wonder Women in Tech to Black Girls Code to Stop Asian American Pacific Islander (AAPI) Hate. We also actively supported the American Heart Association through partnerships in cities including Austin, Texas and the greater Washington D.C. area (near our Ashburn campus).

These initiatives are all part of our broader commitment to be proactive, engaged members in the communities we operate in globally. The world is increasingly noticing, and we are fortunate to have recently been named by Newsweek as one of “America’s Most Responsible Companies.”

Donate 8 Program

We encourage our employees to participate in volunteer activities through our Donate 8 Program, in which we grant employees paid time off each year for the purpose of volunteering for eligible organizations.

Matching Gifts Program

We encourage our employees and directors to give back to the community by matching their contributions to eligible charitable organizations through our Matching Gifts Program. In response, in 2021, the Company matched approximately $240,000 in employee and director donations to more than 175 charitable organizations around the globe.

The Digital Realty Women’s Leadership Forum (WLF) was founded in March 2018 with the purpose of powering our ambitions by promoting a diverse and inclusive network to grow and deliver the next wave of digital innovation. WLF provides opportunities to collaborate, mentor and seek input to support professional and career development. It is spearheaded by women across the Company to provide a space for all women colleagues to participate and collaborate with each other.

WLF sponsors events that support career development and advancement, mentoring, collaboration and community involvement. WLF is supported by the Company’s executive leadership and the Board with executive and Board sponsors.

In 2021, WLF-sponsored events included:

•	A virtual auction to raise funds for breast cancer awareness
•	Several community involvement and external customer events
•	Supporting external virtual events with the Women’s Tech Forum
•	A series of Masterclass sessions open to all employees
•	Additional virtual events to support networking and career development during the pandemic

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Sustainability Highlights

Sustainability Program

We seek to lead the global data center industry in sustainable environmental performance and remain committed in our efforts to build and operate data centers that minimize impact on the environment. We manage our data centers to offer high levels of resiliency and operational efficiencies for our customers, and we benchmark and certify eligible data centers in accordance with energy efficiency and green building rating standards, including the U.S. Environmental Protection Agency’s ENERGY STAR®, U.S. Green Building Council’s LEED™, and BRE’s BREEAM programs. We have developed solutions to help our customers efficiently utilize energy and water, and to support their efforts to procure renewable energy.

Environmental Social & Governance Report

We released our third annual corporate Environmental, Social and Governance (ESG) report in June 2021. This report was prepared in accordance with the Global Reporting Initiative (GRI) Standards and obtained third-party assurance. It provides a deep-dive look at the Company’s efforts to integrate sustainable practices more deeply into traditional business functions, engage with employees and the communities where we operate, ensure we are meeting our customers’ needs, and capture savings and generate revenue from sustainable activities. The ESG Report outlines our global sustainability targets and progress towards them and discloses our alignment with the Taskforce for Climate-Related Financial Disclosures (TCFD) guidelines. A copy of our ESG report is available at digitalrealty.com/about/sustainability.

Achievements in 2021

We became a Signatory to the EU Climate Neutral Data Centre Pact, a Self-Regulatory Initiative with the European Commission to set ambitious goals that will facilitate Europe’s transition to a low-carbon economy. The Pact commits signatories to ensuring their data centers are climate neutral by 2030 and sets measurable targets around energy efficiency, purchase of 100% carbon-free energy, water conservation, reusing and repairing servers and heat recycling.
We became a signatory to the UN Global Compact, a voluntary commitment to implement universal sustainability principles and support achievement of the Sustainable Development Goals.
We added two LEED Silver and two BREEAM Excellent certifications to our green building portfolio.
Our Kenya (iColo) data centers installed a total of 400 kW of rooftop solar systems on two facilities
We switched on our river cooling system in Marseille, France, which diverts underground water from a former mine to cool our MRS2, MRS3 and forthcoming MRS4 data centers. The solution is 30 times more efficient than a traditional cooling solution and is projected to save up to 18,300 MWh of energy per year.
We are the largest REIT issuer of green bonds. In January 2021, we issued green bonds with total gross proceeds of €1 billion and in July 2021 we issued green bonds with total gross proceeds of CFC545 million. Proceeds from green bonds are typically allocated to support renewable energy projects, energy efficiency initiatives and sustainable data centers.

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Sustainability Recognition

LEADER IN THE LIGHT SUSTAINABILITY ACHIEVEMENT For the fifth consecutive year, in 2021 we received Nareit’s data center “Leader in the Light” award, representing superior environmental efforts.

#11 ON TOP 30 TECH AND TELECOM LIST

We are ranked #11 on the EPA’s Top 30 Tech and Telecom list of the largest green power users. We are also ranked #27 on the EPA’s National Top 100 list of green power users.

ENVIRONMENT + ENERGY LEADER, TOP PROJECT OF THE YEAR

In 2021, we received the Green Lease Leader Gold Award by the Institute for Market Transformation and Department of Energy’s Better Buildings Alliance.

GRESB GREEN STAR RANKING

We ranked #1 in the tech/science sector, receiving a 5-Star, Green Star rating from the Global Real Estate Sustainability Benchmark (GRESB) Real Estate Assessment in 2021. We also received an A-score in the GRESB Public Disclosure, representing our excellence in ESG business practices.

ENERGY STAR PARTNER OF THE YEAR

For the second consecutive year, Digital Realty received the U.S. Environmental Protection Agency’s ENERGY STAR Partner of the Year Award in 2021 for its ENERGY STAR certification efforts and commitment to measuring and improving the energy efficiency of our data centers.

FTSE4GOOD INDEX SERIES INCLUSION

Digital Realty is a constituent of the FTSE4Good Index Series. The FTSE4Good Index evaluates companies on their ESG practices and includes companies that meet globally recognized corporate responsibility standards.

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Delivering Energy and Resource Efficiency

Digital Realty is committed to minimizing its global impact on the environment, while enabling customers to meet and exceed their own sustainability goals. Our global teams work to identify opportunities for sustained improvement in energy efficiency at both the data center design and operation levels. Our data center solutions that deliver leading energy productivity and resource efficiency include the following:

In 2021, we amended our existing global revolving credit facility to feature a sustainability linked pricing component, with pricing subject to adjustment based on annual performance targets, further demonstrating our continued leadership and commitment to sustainability.

We have adopted HVO100 fuel (synthetic paraffinic diesel, made from vegetable oils or waste reprocessing) for generator sets in certain data centers, beginning with our PAR8 site in Paris, France. The use of HVO100 fuel will reduce carbon emissions from the site’s generators by 90%.

Our SIN11 data center in Singapore offers liquid-cooled racks. These servers which use direct-to-chip liquid cooling technology can result in a reduction in power consumption of up to 29%, compared to conventional air-cooled servers.

Our data center space receiving third-party sustainable ratings in 2021 totaled approximately 1 million square feet.

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Compensation Highlights

Our executive compensation program is designed to attract, retain and motivate experienced and talented executives who can help the Company to maximize stockholder value. We believe that we maintain a competitive compensation program that incorporates strong governance practices. The Company’s compensation best practices are highlighted below.

We pay for performance We utilize multiple performance measures across various performance periods.

We balance short-term and long-term incentives Annual incentive bonus and long-term equity awards comprise a significant portion of executive officers’ compensation opportunity.

We align compensation with stockholders’ interests A substantial majority of our named executive officers’ compensation is tied to total stockholder return performance.

We target outperformance Target payouts for our performance-based equity awards aren’t achieved unless we match or outperform the REIT industry.

We do not have tax gross-ups We do not provide tax gross-ups on any severance, change-in-control or other payments related to executive terminations.

We do not allow uncapped payouts We have a defined compensation program that does not allow for uncapped bonus payouts.

Singapore
SIN12 is a 50-megawatt facility and Digital Realty's largest data center in Singapore. This Platinum BCA Green Mark certified facility is designed for highly energy-efficient operation and sustainable water usage, providing critical IT capacity to scale enterprise digital infrastructure within a vibrant connected data community.

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Performance Highlights

We provide a global data center platform that supports our customers’ digital infrastructure and enables our customers to interconnect with their customers and partners. We solve global coverage, capacity, and connectivity needs for companies of all sizes, including the world’s leading enterprises and services providers, through PlatformDIGITAL®, a global data center platform for scaling digital business which enables customers to deploy their critical infrastructure with a global data center provider with tailored infrastructure deployments and controls. PlatformDIGITAL® combines our global presence with our Pervasive Data Center Architecture (PDx™) solution methodology for scaling digital business and efficiently managing data gravity challenges. Our global data center footprint gives customers access to the connected data communities that matter to them with 287 facilities in 50 metros across 25 countries on six continents, including our joint ventures.

In recent years, we have focused on growing our global footprint and operations organically and through strategic transactions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has focused on integration following the Interxion combination, its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company. Accomplishments in 2021 included the following:

Commitment to Excellence During Unprecedented Times

Throughout the COVID-19 crisis, our top priority has been the health and safety of our employees, customers and partners. We established a number of health and safety measures to enable our teams to continue to work from our data centers and construction sites. Despite the challenges presented by the pandemic, we continued to deliver a strong track record of operational excellence and uptime throughout this crisis, while also utilizing innovative methods to continue to support our customers, such as virtual data center tours. By early 2021, we had secured the vast majority of the equipment needed to complete our 2021 development activities, which continued to progress across our global portfolio as we also adjusted to restrictions on construction activity in certain locations. We remained open for business and our data centers continued to provide the trusted foundation for the digital economy.

For the 15th consecutive year, and through a global pandemic, we achieved five-nines (99.999%) uptime.

2021 Financial Highlights

Core FFO Performance	Total Enterprise Value	Market Capitalization
$6.53 per share(1)	$66 billion(2)(3)	$51 billion(3)

2021 Business Highlights

STRATEGIC TRANSACTIONS	In September 2021, we formed our Indian joint venture with Brookfield Infrastructure, to develop, own and operate institutional quality data centers in India. In December 2021, we completed the listing of Digital Core REIT as a standalone Singapore publicly traded vehicle listed on the Singapore Exchange. In December 2021, we also announced that we had entered into a definitive agreement to acquire a majority stake in Teraco, Africa’s leading carrier-neutral colocation provider.
STRATEGIC CAPITAL MARKETS TRANSACTIONS	In 2021, we opportunistically raised €1.0 billion of 0.625% guaranteed notes, executed on a $950 million USD forward common stock offering and issued CHF545 million guaranteed notes with a weighted-average coupon of approximately 0.37%, our inaugural Swiss bonds issuance. We maintained our investment grade rating on our senior long-term unsecured notes and further strengthened our balance sheet with the redemption of high-coupon debt and preferred equity.
STEADY DIVIDEND GROWTH	Increased the annual dividend on our Common Stock by 3.6% in 2021 from 2020, representing a compound annual growth rate of 10% since our first full quarter of operations following our initial public offering in 2004.
RECORD BOOKINGS	We delivered record bookings of $500.7 million for 2021(4).
PLATFORM DIGITAL®	We continued to solve global coverage, capacity and connectivity needs for companies of all sizes through PlatformDIGITAL®, a global data center platform for scaling digital business which enables customers to deploy their critical infrastructure with a global data center provider.
SUSTAINABILITY	Recognized as a leader for our sustainability platform, including receiving Nareit’s Leader in the Light award for data centers for the fifth consecutive year.

As of December 31, 2021 unless otherwise noted.

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(1)	A reconciliation of FFO to net income is included on page 75 of our Annual Report on Form 10-K for the year ended December 31, 2021 and a reconciliation of FFO to core FFO is available in the Appendix of this Proxy Statement.
(2)	Total enterprise value is calculated as the market value of common equity, plus liquidation value of preferred equity and total debt at balance sheet carrying value.
(3)	The market value of common equity is based on the closing stock price of $176.87 on December 31, 2021 and assumes 100% redemption of the limited partnership units in our Operating Partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our outstanding redeemable preferred stock upon certain change of control transactions, as applicable.
(4)	Includes interconnection bookings.

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Proxy Statement

Information Concerning Voting and Solicitation

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the Board) of Digital Realty Trust, Inc., a Maryland corporation (the Company or Digital Realty), of proxies to be exercised at the 2022 Annual Meeting of Stockholders (the Annual Meeting) to be held on Friday, June 3, 2022, at 10:00 a.m. CDT, or at any postponement(s) or adjournment(s) thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2022 Annual Meeting of Stockholders. Proxies are solicited to give all stockholders of record at the close of business on April 6, 2022 (the Record Date) an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735.

Pursuant to the rules of the United States Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (a Notice) to many of our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about April 22, 2022 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 22, 2022. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 22, 2022 or within three business days of such request.

NOTES: References in this Proxy Statement to: “Interxion” refer to InterXion Holding N.V.; “Interxion combination” refer to the combination of the Company and Interxion, which closed in March 2020; and “Operating Partnership” refer to Digital Realty Trust, L.P., of which Digital Realty Trust, Inc. is the general partner, and its subsidiaries. References herein to the “Company” or “Digital Realty” refer to Digital Realty Trust, Inc. and its subsidiaries, including Digital Realty Trust, L.P., unless the context otherwise requires.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s Common Stock, par value $0.01 per share (the Common Stock), as of the close of business on the Record Date. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Quorum

A majority of the outstanding shares of Common Stock as of the close of business on the Record Date represented in person or by proxy will constitute a quorum at the Annual Meeting. As of the close of business on the Record Date, 284,667,850 shares of Common Stock were outstanding.

Voting of Shares

Stockholders of record as of the close of business on the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting.

If you choose to attend the Annual Meeting, you may vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

If you choose not to attend the Annual Meeting, you may vote by authorizing your proxy via the Internet, by telephone or by mailing a proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

YOUR VOTE IS IMPORTANT.

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Proxy Card and Revocation of Proxy

If you sign a proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the recommendations of the Board.

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement(s) or adjournment(s) thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

If you vote your shares by authorizing a proxy, you may revoke your proxy authorization at any time before it is voted at the Annual Meeting. You may revoke your proxy by:

•	Sending a written notice of revocation to the Company’s Corporate Secretary at the Company’s principal executive office at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, ATTN: General Counsel and Secretary.
•	Delivering by mail, by telephone, via the Internet or in person a duly executed proxy bearing a later date.
•	Attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. Abstentions and broker “non-votes” will not be counted as votes cast on any of the matters and will have no effect on the approval of any proposal.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and chooses not to exercise or does not have discretionary authority to vote the shares on a particular matter because the matter is not routine under the New York Stock Exchange (NYSE) rules.

The election of the Board’s nominees named herein, the proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, and the stockholder proposal regarding reporting on concealment clauses are not routine matters under the NYSE rules. The selection of KPMG LLP as our independent registered public accounting firm is a routine matter under the NYSE rules and a nominee holding shares for a beneficial owner will have discretionary authority to vote on this proposal absent instructions from the beneficial owner.

Votes Needed to Approve Each Matter

	Proposal	Board Recommendation	Votes Required for Approval at Which Quorum is Present	Routine Matter
1:	Election of Director Nominees	FOR	Affirmative vote of majority of votes cast for each director nominee	No
2:	Ratification of KPMG as Our Independent Accounting Firm for 2022	FOR	Affirmative vote of majority of votes cast	Yes
3:	Advisory Vote on Compensation of Named Executive Officers (say-on-pay)	FOR	Affirmative vote of majority of votes cast	No
4:	Stockholder Proposal Regarding Reporting on Concealment Clauses	AGAINST	Affirmative vote of majority of votes cast	No

Solicitation of Proxies

We will bear the entire cost of soliciting proxies. We may reimburse banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for their expenses incurred in forwarding the solicitation materials to beneficial owners. Solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.

We have also retained Okapi Partners, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Okapi Partners a fee of approximately $20,000, plus costs and expenses, for these services.

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Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need proof of ownership of our Common Stock as of the close of business on the Record Date. If you hold your shares in street name (such as through a bank, broker or other nominee), you should bring your statement showing your beneficial ownership of our Common Stock in order to be admitted to the Annual Meeting and you must obtain a proxy issued in your name from such bank, broker or other nominee if you wish to vote in person at the Annual Meeting.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

Our principal executive office: 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735

Our telephone number: (737) 281-0101

Our website: www.digitalrealty.com*

The date of this Proxy Statement is April 22, 2022.

*	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

Frankfurt, Germany

This former catalogue warehouse, which has protected status from the German government as part of its cultural heritage, is being converted into Frankfurt's largest data center campus and is a prime example of repurposing space for a sustainable future. (Image above shows existing campus prior to data center development.)

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PROPOSAL 1.  Election of Directors

Under the Company’s charter and Eighth Amended and Restated Bylaws (Bylaws), each member of the Board serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the directorship and until such director’s successor is duly elected and qualifies, or until such director’s earlier death, resignation or removal.

Our Bylaws require that, in order to be elected in an uncontested election, a director receive a majority of votes cast by holders of the shares present in person or represented by proxy with respect to such director at a meeting at which a quorum is present. A majority of the votes cast means that the number of votes “for” a director must exceed the number of votes “against” that director. In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), directors will be elected by a plurality of the votes cast, which means the eleven nominees who receive the largest number of properly cast votes will be elected as directors.

Any director who fails to be elected by a majority vote shall tender his or her resignation to the Board, subject to acceptance. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in the Board’s decision regarding whether to accept or reject such director’s resignation.

Each share of Common Stock is entitled to one vote for each of the eleven director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless instructed otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Laurence A. Chapman, Alexis Black Bjorlin, VeraLinn Jamieson, Kevin J. Kennedy, William G. LaPerch, Jean F.H.P. Mandeville, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein are all of our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to each nominee for election as director has been furnished to the Company by each such individual.

VOTE REQUIRED: The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each of the director nominees standing for election.

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Nominees for Election for a One-Year Term Expiring at the 2023 Annual Meeting

The following section sets forth the names, ages and biographical summaries as of April 6, 2022 of the individuals who are our nominees for election as directors of the Company, all of whom are current directors of the Company.

Election of Directors

Laurence A. Chapman
Age: 72 Director since: 2004 Chairman since: 2017 Vice Chairman: July 2016 to May 2017 Committees: Nominating and Corporate Governance	Skills and Expertise • Finance and accounting • Real estate • Capital markets • Strategy	Education: • BCom - McGill University • MBA - Harvard Business School

Qualifications

Our Board selected Mr. Chapman to serve as a director because it believes he possesses valuable financial and accounting expertise, including experience at companies with extensive real estate interests and his extensive experience in his prior positions as Chief Financial Officer.

Professional Experience

•	Senior Vice President and Chief Financial Officer of Goodrich Corp., an aerospace company.
•	Senior Vice President and Chief Financial Officer of Rohr, Inc., an aerospace company.
•	Chief Financial Officer of Westinghouse Credit Corp. and Westinghouse Financial Services.
•	In his various leadership roles, Mr. Chapman has been responsible for accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions as well as supervising various corporate finance, project finance and other financial departments.
•	Ten years’ experience in Information Technology management in the UK and Canada.
•	Fellow of the Institute of Canadian Bankers.

Other Current Public Company Boards

•	None.

A. William Stein
Age: 68 Director since: 2014 Committees: None	Skills and Expertise • REIT and real estate • Technology • Finance and capital markets • Strategy	Education: • AB - Princeton University • JD - University of Pittsburgh • MS - Carnegie Mellon University

Qualifications

A. William Stein has served as our Chief Executive Officer and as a director since November 2014. Mr. Stein has over 30 years of investment, financial and operating management experience in both large company environments and small, rapidly growing companies. Prior to joining the Company, Mr. Stein provided turnaround management advice to both public and private companies. Mr. Stein also practiced law for eight years, specializing in financial transactions and litigation.

Professional Experience

•	Interim Chief Executive Officer of the Company from March 2014 to November 2014.
•	Chief Financial Officer of the Company from July 2004 until April 2015.
•	Chief Investment Officer of the Company from July 2004 until April 2014.
•	Co-Head of VentureBank@PNC and Media and Communications Finance at The PNC Financial Services Group.
•	President and Chief Operating Officer of TriNet Corporate Realty Trust, a real estate investment trust, that was acquired by Starwood Financial Trust (now called iStar Financial).
•	Executive Board of the National Association of Real Estate Investment Trusts (Nareit) since November 2015.
•	Chairman of Nareit in 2020; Co-Chair of Nareit Dividends through Diversity, Equity & Inclusion CEO Council.
•	Member of the Pennsylvania Bar Association and The Florida Bar.

Other Current Public Company Boards

•	Host Hotels and Resorts, Inc. (NYSE): Member of board of directors since July 2017. Current member of audit committee and culture and compensation committee.

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Alexis Black Bjorlin
Age: 48 Director since: 2020 Committees: Audit	Skills and Expertise • Technology • Sales/marketing • Executive leadership • Strategy	Education: • BS - Massachusetts Institute of Technology • PhD - UC Santa Barbara

Qualifications

Our Board selected Ms. Bjorlin to serve as a director because of her high technology management experience, including executive leadership experience at Fortune 500 companies.

Professional Experience

•	Vice President, Infrastructure Hardware at Meta Platforms, Inc. since December 2021.
•	Senior Vice President and General Manager of the Optical Systems Division of Broadcom, Inc., a semiconductor manufacturing company, from February 2019 to December 2021.
•	Vice President, Supply Chain at Google, Inc., a technology company, from November 2018 to February 2019.
•	Corporate VP and General Management, Data Center Connectivity Group at Intel, Inc., a semiconductor manufacturing company, from November 2014 to November 2018.
•	President and member of the board of directors, Source Photonics, a global, fiber optic telecommunications business, from 2008 to 2013.
•	Member of the board of directors of Celestial AI, a deep neural networking computing start up.

Other Current Public Company Boards

•	None.

VeraLinn “Dash” Jamieson
Age: 61 Director since: 2020 Committees: Nominating and Corporate Governance	Skills and Expertise • Technology • International • Risk management • Strategy	Education: • BS - West Virginia University • MS - National Defense University • MS - Embry Riddle University

Qualifications

Our Board selected Lt. Gen. Jamieson to serve as a director because it believes she possesses valuable expertise in data management, cloud technology, artificial intelligence and machine learning, including her over 37 years of government experience.

Professional Experience

•	Achieved the rank of Lieutenant General in the U.S. Air Force and, prior to retiring in 2020, served as the Director of the U.S. Air Force’s Intelligence Surveillance, Reconnaissance and Cyber Effects enterprise, conducting operations for the Department of Defense.
•	Deputy Chief of Staff for Intelligence, Surveillance and Reconnaissance from November 2016 to February 2019.
•	Deputy Commander, Joint Functional Component Command for ISR, U.S. Strategic Command, Washington, D.C. from April 2016 to November 2016.
•	Director of Intelligence, Headquarters Air Combat Command, Joint Base Langley-Eustis, Virginia, from December 2013 to April 2016.
•	Member of the Beacon Global Strategies, LLC Board of Advisors since April 2020.

Other Current Public Company Boards

•	Arqit Inc. (NASDAQ): Member of board of directors since December 2020 and member of audit committee and compensation committee.

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Kevin J. Kennedy
Age: 66 Director since: 2013 Committees: Compensation (Chair)	Skills and Expertise • Communications • Technology • Executive leadership • Risk management	Education: • BS - Lehigh University • MS, MPhil and PhD - Rutgers University

Qualifications

Our Board selected Mr. Kennedy to serve as a director because it believes he possesses valuable expertise in the communications and technology industries, including extensive experience working with and leading public companies in these industries, as well as experience on the boards of directors of public companies.

Professional Experience

•	Chief Executive Officer and Chairman of Quanergy Systems, Inc. (NYSE), a provider of LiDAR sensors and perception software solutions, since February 2022 and a member of the board since April 2019.
•	Senior Managing Director at Blue Ridge Partners, a management consulting firm, from July 2018 to March 2020.
•	Mr. Kennedy served as a consultant from October 2017 to July 2018.
•	President, Chief Executive Officer and a member of the board of directors of Avaya Inc., a global provider of real-time business collaboration and communications solutions, from December 2008 to September 2017. In January 2017, Avaya Inc. filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the Southern District of New York.
•	Chief Executive Officer of JDS Uniphase Corporation, a provider of optical communications products.
•	Member of the board of directors of the Canary Foundation, a non-profit organization.
•	Presidential Advisory Member of the National Security Telecommunications Advisory Committee.

Other Current Public Company Boards

•	KLA Corporation (NASDAQ): Member of board of directors since May 2007 and member of the audit committee and nominating and corporate governance committee.
•	Maxeon Solar Technologies (NASDAQ): Chairman of board of directors since August 2020 and chair of the compensation committee and member of the audit committee and nominating and corporate governance committee.
•	Quanergy Systems, Inc. (Quanergy) began trading on the NYSE in February 2022, following the consummation of a business combination with a publicly traded special purpose acquisition company. Mr. Kennedy served as Chief Executive Officer of the predecessor entity to Quanergy from January 2020 to February 2022, and become Chief Executive Officer of Quanergy in February 2022. Quanergy currently has fewer than 200 employees and a market capitalization of approximately $135 million.
•	In April 2022, Maxeon Solar Technologies, Ltd. (Maxeon) announced the appointment of a new chairman to succeed Mr. Kennedy as its chairman of the board of directors. Mr. Kennedy stepped down as chairman of Maxeon’s board of directors and continues as chairman of Maxeon’s compensation committee and member of its audit committee and nominating and corporate governance committee. Mr. Kennedy intends to resign from Maxeon’s board of directors as soon as his successor is appointed. A search for the successor is in process.

William G. LaPerch
Age: 66 Director since: 2013 Committees: Audit, Nominating and Corporate Governance	Skills and Expertise • Colocation/interconnection • Communications • 2017 NACD Board Leadership Fellow • Recipient of CERT Certificate in Cybersecurity Oversight	Education: • BS - US Military Academy at West Point • MBA - Columbia University

Qualifications

Our Board selected Mr. LaPerch to serve as a director because it believes he possesses valuable expertise in the bandwidth, colocation, interconnection and communications industries, including extensive experience working with and leading public companies in these industries.

Professional Experience

•	Senior Advisor, South Reach Networks, a dark fiber and networks company, since May 2020.
•	Provides services to various private equity firms in the network, data center and cloud segments as the principal with LaPerch Consulting, since July 2012.
•	Member of the board of directors and chairman of the compensation committee of Windstream Holdings, Inc. , the parent company of Windstream Corporation, a provider of network communications and technology solutions since September 2020.
•	Executive Chairman at Hylan Datacom, a construction services company in the communications infrastructure space, from July 2016 to December 2019. Mr. LaPerch served on the board of directors of Hylan from July 2016 to March 2022.
•	Chief Executive Officer, President and a member of the board of directors at AboveNet, Inc., a provider of bandwidth infrastructure services.
•	President, Network Services and also President, Enterprise Services of Metromedia Fiber Network, a provider of metro fiber services.
•	Vice President, Network Services at MCI Worldcom, Inc., a global communications company.

Other Current Public Company Boards

•	Schultze Special Purpose Acquisition Corp.II (NASDAQ): Member of board of directors since October 2018 and member of audit committee.

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Jean F.H.P. Mandeville
Age: 62 Director since: 2020 Committees: Audit	Skills and Expertise • International • Technology • Telecommunications • Finance and capital markets	Education: • MS University Saint-Ignatius

Qualifications

Mr. Mandeville was selected to serve as a director pursuant to the terms of the Interxion combination agreement. Our Board believes he possesses valuable international, financial and industry expertise, including experience at companies in the technology industry and his extensive experience in his prior positions as Chief Financial Officer.

Professional Experience

•	Former member of the board of directors of InterXion Holding N.V. since January 2011, and from June 2015 to March 2020 served as its chairman of the board.
•	Chief Financial Officer and board member of MACH S.á.r.l. from October 2008 to December 2010.
•	Executive Vice President and Chief Financial Officer of Global Crossing Holdings Ltd/Global Crossing Ltd from February 2005 to September 2008. He was responsible for all financial operations.
•	Chief Financial Officer of Singapore Technologies Telemedia Pte. Ltd./ST Telemedia.
•	Senior level executive positions at British Telecom Plc covering all sectors of the telecommunications market, including wireline, wireless and multimedia, in Europe, Asia and the Americas.
•	Senior Consultant with Coopers & Lybrand, Belgium.

Other Current Public Company Boards

•	None.

Afshin Mohebbi
Age: 59 Director since: 2016 Committees: Audit (Chair)	Skills and Expertise • Finance • Telecommunications • Technology • International	Education: • BS - UC Irvine • MBA - UC Irvine

Qualifications

Our Board selected Mr. Mohebbi to serve as a director because it believes he possesses valuable financial and industry experience in the telecommunications industry, including extensive experience working with and leading companies in the telecommunications industry.

Professional Experience

•	Senior advisor to TPG Capital, focusing on technology and telecom investments globally.
•	Investor in and advisor to a number of start-up technology firms through his own investment business.
•	President and Chief Operating Officer of Qwest Communications International Inc., where he oversaw core operations, including the global network and market-facing units, as well as the yellow pages, data center, hosting and wireless divisions.
•	Senior level executive positions at British Telecom Plc., SBC Communications and Pacific Bell.

Other Current Public Company Boards

•	None.

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Mark R. Patterson
Age: 61 Director since: 2016 Committees: Compensation, Nominating and Corporate Governance	Skills and Expertise • Finance • Real estate • REIT • International	Education: • BBA - College of William and Mary • MBA - University of Virginia

Qualifications

Our Board selected Mr. Patterson to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on the boards of directors of public companies.

Professional Experience

•	President of MP Realty Advisors, LLC, Senior Advisor at Rockefeller Capital Management and real estate consultant and financial advisor.
•	Chief Executive Officer of Boomerang Systems, Inc. from August 2010 until January 2015. In August 2015, Boomerang Systems, Inc. filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the District of Delaware.
•	Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch, where he oversaw the real estate principal investing activities of the firm.
•	Global Head of Real Estate Investment Banking of Merrill Lynch and also the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt.
•	Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets.

Other Current Public Company Boards

•	UDR, Inc. (NYSE): Member of the board of directors since 2014 and chairman of the compensation committee and member of the nominating and corporate governance committee.
•	Americold Realty Trust (NYSE): Chair of the board of directors and chair of the nominating and corporate governance committee since March 2019. Mr. Patterson first joined the Americold Realty Trust board of directors in January 2018.
•	Paramount Group, Inc. (NYSE): Member of board of directors and chair of the nominating and corporate governance committee since May 2018.

Mary Hogan Preusse
Age: 53 Director since: 2017 Committees: Nominating and Corporate Governance (Chair), Compensation	Skills and Expertise • Finance • REIT and real estate • Corporate governance • Strategy	Education: • BS - Bowdoin College

Qualifications

Our Board selected Ms. Hogan Preusse to serve as a director because it believes she possesses valuable financial and real estate industry expertise, including extensive experience working with public companies in the REIT industry, as well as experience on the boards of directors of public companies.

Professional Experience

•	Managing Director and co-head of Americas Real Estate for APG Asset Management U.S. responsible for managing all of the firm’s public real estate investments in North and South America from 2008 to May 2017.
•	Served on the Executive Board of APG Asset Management U.S. and has been an active participant in the REIT industry for over 25 years, including nearly 17 years at APG where she was deeply involved in discussion of governance matters and regularly presented to and interacted with corporate boards.
•	Previously, Ms. Hogan Preusse was an investment banking analyst at Merrill Lynch and has experience as a sell-side analyst covering the REIT sector.
•	Member of the Real Estate Advisory Board for the Carey Business School at Johns Hopkins University.

Other Current Public Company Boards

•	Kimco Realty (NYSE): Member of the board of directors, audit committee, executive compensation committee, and nominating and corporate governance committee since February 2017, and lead independent director since May 2019.
•	Realty Income (NYSE): Member of the board of directors and executive compensation committee since November 2021. Ms. Hogan Preusse previously served on the board of directors of VEREIT and upon the closing of Realty Income’s merger with VEREIT on November 1, 2021, she joined the board of directors of Realty Income.
•	Host Hotels and Resorts, Inc. (NYSE): Member of the board of directors since June 2017 and a member of the culture and compensation committee and audit committee.

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Dennis E. Singleton
Age: 77 Director since: 2021 (and previously, from 2004-2020) Director Emeritus: 2020-2021 Chairman: 2012-2017 Committees: Compensation	Skills and Expertise • Finance • Real estate • Executive leadership • Strategy	Education: • BS - Lehigh University • MBA - Harvard Business School

Qualifications

Our Board selected Mr. Singleton to serve as a director because it believes he possesses valuable financial and real estate industry expertise, including extensive experience with the acquisition, financing and operation of commercial property.

Professional Experience

•	Founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001.
•	Chief Financial Officer and Director of Spieker Properties, Inc. and served as Vice Chairman and Director until his retirement.
•	Involved in identifying and analyzing strategic portfolio acquisitions and operating opportunities and oversaw the acquisitions and development of more than 20 million square feet of commercial property

Other Current Public Company Boards

•	None.

    The Board unanimously recommends a vote FOR each director nominee

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Executive Officers

The following section sets forth the names, ages, positions and biographical summaries as of April 6, 2022 of our current executive officers (the executive officers).

A. William Stein, Chief Executive Officer
Age: 68 Officer since: 2004	Responsibilities: • Providing the day-to-day leadership and setting the strategic direction for the Company	Education: • AB - Princeton University • JD - University of Pittsburgh • MS - Carnegie Mellon University

A. William Stein has served as Chief Executive Officer of the Company since November 2014. Mr. Stein’s biographical information is set forth under “Election of Directors” above.

Andrew P. Power, President & Chief Financial Officer
Age: 42 Officer since: 2015

Responsibilities:

•   Leading global portfolio operations, technology development and innovation, service provider and enterprise customer solutions, asset management, information technology and financial functions across the Company’s global platform, including financial reporting, capital markets, tax, investor relations, and financial planning and analysis

Education: • BS - Wake Forest University

•	Prior to joining the Company, Mr. Power held positions of increasing responsibility at Bank of America Merrill Lynch from 2011 to April 2015, where he most recently served as Managing Director of Real Estate, Gaming and Lodging Investment Banking, and was responsible for relationships with over 40 public and private companies, including the Company.
•	From 2004 to 2011, Mr. Power held similar positions at Citigroup Global Markets, Inc.
•	During his career, Mr. Power has managed the execution of public and private capital raises in excess of $30 billion, including the then-largest REIT IPO, and more than $19 billion of merger and acquisitions transactions. Mr. Power was part of the lead underwriting team that advised the Company on its initial public offering in 2004 and served as a lead manager on nearly every subsequent public capital raise.
•	Mr. Power has served as a member of the board of directors and a member of the audit committee and compensation committee of Americold Realty Trust (NYSE) since January 2018.
•	Mr. Power is Chair of the National Association of Real Estate Investment Trusts (Nareit) Multinational U.S. REIT Council.

Corey J. Dyer, Chief Revenue Officer
Age: 52 Officer since: 2019	Responsibilities: • Leading sales and leasing efforts as well as marketing activities globally	Education: • BA - Wake Forest University

•	Prior to joining the Company, Mr. Dyer served as Senior Vice President, Sales, Americas at Equinix, Inc., an interconnection and data center company, where he had responsibility for sales across the Americas region from June 2016 to December 2018. From November 2014 to June 2016, Mr. Dyer served as Regional Vice President, Sales at Equinix.
•	Before joining Equinix, Mr. Dyer worked at Hewlett-Packard from 2012 to 2014, where he served as Vice President, Storage Sales, Canada and led the firm’s Canadian storage business.
•	Previously, he held various sales and sales leadership positions at Dell, HP, NetApp and Equinix. Mr. Dyer has over 25 years of experience as a sales leader with a track record of building and driving sales and marketing operations at leading technology companies.

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Camilla Harris, Chief Accounting Officer
Age: 48 Officer since: 2021	Responsibilities: • Overseeing global accounting	Education: • BA – University of Texas, Dallas • MS, Accounting – University of Texas, Dallas • MBA – University of Texas, Dallas

•	Prior to joining the Company, Ms. Harris served as Vice President and Principal Accounting Officer at Sunoco LP from May 2018 to October 2020.
•	Before joining Sunoco, Ms. Harris served as Assistant Controller at Energy Transfer from September 2016 to May 2018.

Cindy Fiedelman, Chief Human Resources Officer
Age: 55 Officer since: 2016	Responsibilities: • Leading the human resources functions globally, including compensation, benefits, talent management and staffing	Education: • BA - University of Pennsylvania

•	Ms. Fiedelman joined the Company in September 2015 as Interim Global Head of Human Resources until becoming Chief Human Resources Officer in January 2016.
•	Prior to joining the Company, from 2013 to 2015, Ms. Fiedelman served as Vice President, People and Diversity, at American Airlines, where she was responsible for talent management and acquisition, global human resources business partners, training, compensation, diversity initiatives and led HR integration for the company’s merger with US Airways.
•	Prior to joining American Airlines, Ms. Fiedelman served as Vice President, Human Resources & Talent Acquisition, at Avaya, Inc. from 2006 to 2013, where she led the global human resources business partner and recruiting teams, in addition to integration for multiple mergers and acquisitions transactions.

Matthew Mercier, Senior Vice President, Global Finance and Accounting
Age: 42 Officer since: 2020	Responsibilities: • Overseeing global accounting, FP&A, tax, treasury and capital markets	Education: • BS – UC Berkeley • MBA – UC Berkeley (Haas School of Business)

•	Mr. Mercier has served as our Senior Vice President of Global Finance and Accounting since March 2020, having previously served as our Senior Vice President of Finance since 2015 and Vice President of Finance prior to then.
•	Prior to joining the Company, Mr. Mercier worked at Equity Office Properties and KPMG.

Jeannie Lee, Executive Vice President, General Counsel and Secretary
Age: 45 Officer since: 2022	Responsibilities: • Leading the global legal, sustainability, risk management, governance and compliance functions	Education: • BS – UC Berkeley • JD – University of Michigan Law School

•	Ms. Lee has served as our Executive Vice President, General Counsel since January 2022 and Secretary since March 2022, having previously served as Senior Vice President, Deputy General Counsel and Assistant Secretary from 2019 to 2021, Senior Vice President, Associate General Counsel from 2018 to 2019, Vice President, Associate General Counsel from 2016 to 2018 and Vice President, Corporate Counsel prior to then. Ms. Lee joined the Company in 2010.
•	Prior to joining the Company, Ms. Lee was a corporate attorney with Latham & Watkins LLP where her practice included public company representation and capital markets, mergers and acquisitions and venture capital financing transactions.

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David C. Ruberg, Executive Vice President, Strategic Advisor
Age: 76 Officer since: 2020	Responsibilities: • Development and oversight of corporate strategy and customer development efforts	Education: • BA – Middlebury College • MS – University of Michigan

•	Mr. Ruberg was President and Chief Executive Officer of Interxion prior to its combination with the Company. He held senior leadership positions at Interxion since 2007.
•	Mr. Ruberg was affiliated with Baker Capital, a private equity firm, from January 2002 to October 2007.
•	From April 1993 to October 2001, Mr. Ruberg was Chairman, President and Chief Executive Officer of Intermedia Communications, a NASDAQ-listed broadband communications services provider, as well as Chairman of its majority-owned subsidiary, Digex, Inc., a NASDAQ-listed managed web hosting company.
•	Mr. Ruberg began his career as a scientist at AT&T Bell Labs, where he contributed to the development of operating systems and computer languages.

Erich J. Sanchack, Chief Operating Officer
Age: 52 Officer since: 2018	Responsibilities: • Leading global portfolio operations, global construction, colocation and interconnection service implementation, supply chain operations, cybersecurity and government affairs	Education: • BS - Pennsylvania State University

•	Prior to joining the Company, Mr. Sanchack held positions at CenturyLink, a telecommunications company, serving as Senior Vice President, IT Solutions and New Market Development from November 2017 to January 2018 and as Senior Vice President and General Manager, Federal from November 2016 to November 2017.
•	Prior to joining CenturyLink, Mr. Sanchack served in roles of increasing responsibility at Lockheed Martin, an aerospace and defense company, from 2004 to October 2016, most recently serving as Vice President, Competitive Enhancements.
•	Mr. Sanchack is also a former Captain in the United States Marine Corps, where he served in Finance and Operations and completed multiple overseas deployments.
•	Mr. Sanchack also serves on various non-profit boards and executive committees, including the Northern Virginia Technology Council, Armed Forces Electronic Communications International and American Heart Association for the Greater Washington Region and Austin.

Christopher Sharp, Chief Technology Officer
Age: 47 Officer since: 2015	Responsibilities: • Leading global design and engineering, technology development and innovation, sales engineering and business development	Education: • University of Texas at Arlington

•	Prior to joining the Company, from March 2009 to July 2015, Mr. Sharp held roles of increasing responsibility at Equinix, Inc., an interconnection and data center company, where he was responsible for cloud innovation and led the development of innovative cloud services solutions and new capabilities enabling next-generation, high-performance exchange and interconnection solutions, facilitating broad commercial adoption of cloud computing on a global basis.
•	Mr. Sharp has over 20 years of experience in the technology industry, with an extensive background in developing technology strategies in global markets and he has a deep knowledge of the data center sector.
•	Prior to Equinix, Mr. Sharp held leadership positions at Qwest Communications, MCI/Verizon Business and Reliance Globalcom.

Gregory S. Wright, Chief Investment Officer
Age: 57 Officer since: 2019	Responsibilities: • Leading the company’s investment, acquisition and other capital allocation activities, including global M&A	Education: • BS - University of Maryland • MBA - University of Michigan

•	Prior to joining the Company, from 2005 to December 2018, Mr. Wright was Co-Head of Americas Real Estate and Managing Director of the Real Estate, Gaming & Lodging Group at Bank of America Merrill Lynch, where he provided strategic and financial advice to clients across a broad spectrum of real estate, infrastructure and related sectors, including the Company.
•	Prior to Bank of America Merrill Lynch, Mr. Wright served as a Managing Director in the Real Estate & Lodging Group at Citigroup where he was responsible for originating and executing strategic advisory assignments and general client coverage.
•	Prior to Citigroup, Mr. Wright also worked at Trammell Crow Company in Washington, D.C. where he was a member of the finance team responsible for acquisitions, dispositions and joint ventures, as well as construction and permanent financings across multiple product types.
•	Mr. Wright has served as a member of the board of directors and a member of the compensation committee and nominating and corporate governance committee of Paramount Group, Inc. (NYSE) since May 2020.

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Board Governance Documents

The Board maintains charters for each of its standing committees. In addition, the Board has adopted a written set of Corporate Governance Guidelines, as well as a Code of Business Conduct and Ethics that applies to the Company’s employees, officers and directors, including our principal executive officer and principal financial officer. To view the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, please visit our website at www.digitalrealty.com. Each of these documents is also available, free of charge, in print to any stockholder who sends a written request to Jeannie Lee, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, ATTN: General Counsel and Secretary.

Independent Directors

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and an audit committee, compensation committee and nominating and corporate governance committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). The NYSE rules also include certain categorical standards for evaluating director independence.

The Board, by resolution, has affirmatively determined that, based on the standards set forth in the NYSE rules and our corporate governance documents, all non-employee nominees for election to the Board at the Annual Meeting are independent (the Independent Directors). In making this determination, the Board considered the relationships and transactions described under the caption “Certain Relationships and Related Party Transactions” beginning on page 76.

Board Meetings

The Board held nine meetings and the Independent Directors met in executive session four times during 2021. The Chairman of the Board serves as the presiding director of the executive sessions of the Independent Directors. During 2021, Mr. Chapman served as the Chairman of the Board. The number of meetings held during 2021 for each Board committee is set forth below under the heading “Board Committees.” During the year ended December 31, 2021, each of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served. Four of the then-current directors attended the 2021 Annual Meeting, and the Board expects all current directors standing for re-election to the Board to attend the 2022 Annual Meeting in person, telephonically or virtually, barring unforeseen circumstances or irresolvable conflicts.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of the Independent Directors. This separation of the roles of Chairman and Chief Executive Officer allows for greater oversight of the Company by the Board. The Board has determined that our Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Mr. Chapman and Mr. Stein.

Director Continuing Education

We encourage our directors, and reimburse them for reasonable costs, to attend external director education programs that assist them in discharging their duties. We regularly provide to the Board information relevant to the Company’s business and its competitors as well as corporate governance and regulatory issues. We also periodically provide to the Board presentations by subject matter experts on legal requirements, industry trends and other pertinent matters. Board members are also provided with the opportunity to attend industry conferences and other events, such as tours of our data centers.

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Board Committees

The Board has established three standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each committee, each of which is available on our website at www.digitalrealty.com and in print to any stockholder who requests it by writing to our General Counsel and Secretary, as provided for in “—Board Governance Documents.” Each committee consists entirely of independent directors in accordance with NYSE rules and with the independence requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Audit Committee

Members	Committee Functions
Afshin Mohebbi (Chair) Alexis Black Bjorlin William G. LaPerch Jean F.H.P. Mandeville	•
Assist the Board with its oversight responsibilities regarding:

–

the integrity of the Company’s financial statements and internal controls over financing reporting;

–

the Company’s compliance with legal and regulatory requirements;

–

the qualifications, engagement, compensation, and independence of the registered public accounting firm that audits the Company’s financial statements (the independent auditor); and

–

the performance of the Company’s internal audit function and independent auditor.

•

Prepare the disclosure required by federal securities laws, including Item 407(d)(3)(i) of Regulation S-K, to be included in the Company’s annual proxy statement.

•

Responsible for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•

Review, at least annually, the independence, performance, qualifications and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel.

•

Oversee the annual audit, quarterly review, and internal audit.

Number of Meetings in 2021: 11
The Board has determined that each of Messrs. Mohebbi, LaPerch and Mandeville and Ms. Bjorlin is an “audit committee financial expert” as defined by the SEC.

Note: Committee membership as of the date of this Proxy Statement.

Before the Company’s independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee is required to pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. The Audit Committee delegated the authority to grant pre-approvals to Mr. Mohebbi, the Chair of the Audit Committee.

Further information regarding the specific functions performed by the Audit Committee is set forth below in “Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report.”

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Compensation Committee

Members	Committee Functions
Kevin J. Kennedy (Chair) Mark R. Patterson Mary Hogan Preusse Dennis E. Singleton

•

Discharge or assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers, including by designing (in consultation with the Company’s management), approving, recommending to the Board for approval, implementing, administering, managing and evaluating the compensation plans, policies and programs of the Company.

•

Review, at least annually, the performance and compensation of our executive officers and approve the compensation of our named executive officers.

•

Review and approve, at least annually, the corporate goals and objectives relating to the compensation of our Chief Executive Officer and evaluate his performance relative to these goals.

•

Administer the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended (the 2014 Plan).

•

Prepare the disclosure required by federal securities laws to be included in the Company’s annual proxy statement.

Number of Meetings in 2021: 6

Note: Committee membership as of the date of this Proxy Statement.

The Board, by resolution, affirmatively determined that none of the members of our Compensation Committee had any relationship to the Company which was material to that director’s ability to be independent from management in connection with the duties of a compensation committee member.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except for:

•	the review and approval of the corporate goals and objectives relating to the compensation of our Chief Executive Officer and the evaluation of his performance relative to these goals;
•	the review and approval of compensation for our Chief Executive Officer, our Chief Financial Officer and all other named executive officers;
•	the recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans and the review and approval of all executive officers’ employment agreements and severance arrangements;
•	the preparation and approval of our annual compensation report; and
•	any matters that involve executive compensation or any matters where the Compensation Committee has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, by virtue of being approved by a committee of “outside directors”.

To aid the Compensation Committee in making its determinations, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. Each named executive officer participates in an annual performance review with the Compensation Committee or the CEO. In the case of our CEO, input from the Board is solicited regarding his individual contributions for the period assessed. The performance of our named executive officers is also reviewed annually by the Compensation Committee.

For 2021, the Compensation Committee retained the services of Semler Brossy Consulting Group, LLC (Semler Brossy) to serve as the Compensation Committee’s independent compensation consultant. Semler Brossy was engaged to assist the Compensation Committee with a variety of matters, which included among other things, reviewing market data on compensation; conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, cash bonuses, long-term incentives and total direct compensation; reviewing and assessing the long-term incentives currently provided to executive officers and future awards; aligning and testing performance-related pay; reviewing non-employee directors’ compensation; reviewing the Company’s peer group; and understanding market trends. The Compensation Committee assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2021 that would have prevented Semler Brossy from serving as an independent consultant to the Compensation Committee.

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Nominating and Corporate Governance Committee

Members	Committee Functions
Mary Hogan Preusse (Chair) Laurence A. Chapman VeraLinn Jamieson William G. LaPerch Mark R. Patterson

•

Identify qualified candidates to become Board members.

•

Select nominees for election as directors.

•

Select candidates to fill any vacancies on the Board.

•

Develop and recommend to the Board a set of corporate governance guidelines and principles applicable to the Company.

•

Oversee the evaluation of the Board and management.

•

Oversee environmental, social and governance (ESG) matters.

Number of Meetings in 2021: 4

Note: Committee membership as of the date of this Proxy Statement.

Further information regarding the Nominating and Corporate Governance Committee is set forth below in “—Qualifications of Director Nominees,” “—Nominating and Corporate Governance Committee’s Process for Considering Director Nominees” and “—Manner by Which Stockholders May Recommend Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not established minimum qualifications for Board nominees. Pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	personal and professional integrity, ethics and values;
(ii)	experience in corporate governance including as an officer, board member or senior executive or as a former officer, board member or senior executive of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;
(iii)	experience as a board member of another publicly held company;
(iv)	academic, executive and/or operational expertise in an area of the Company’s industry or operations;
(v)	practical and mature business judgment, including ability to make independent analytical inquiries; and
(vi)	ability to work as part of a team.

For more information about the qualifications and experience of each of our directors, please see the “Director Qualifications and Experience” table on the following page.

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Director Qualifications and Experience

The Nominating and Corporate Governance Committee believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes the types of experience, qualifications, attributes and skills the Board believes to be desirable because of their particular relevance to the Company’s business and structure. While all of these factors were considered by the Board with respect to each director, the following table does not encompass all the experience, qualifications, attributes or skills of our directors.

Skill/Qualification
Accounting/Financial Literacy
Corporate Governance
Executive Leadership
Financial/Capital Markets
International Experience
Legal
Real Estate Investment
Risk Management
Sales/Marketing
Strategy
Technology Experience
Demographics
Gender Diversity
Race or Ethnic Diversity

The Company’s Corporate Governance Guidelines state that each individual nominee is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Committee considers diversity of the Board in identifying director nominees, including diversity in experience, professional background, areas of expertise and industries. Further, the Nominating and Corporate Governance Committee will include, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which director candidates are selected.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

The Nominating and Corporate Governance Committee periodically reviews the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee may recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “—Qualifications of Director Nominees.” In the process of reviewing candidates, the Nominating and Corporate Governance Committee will ensure that it includes, and request that any search firm that it engages include, candidates with diversity of race, ethnicity and gender in the pool from which director candidates are selected.

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in the Articles Supplementary of each series of our outstanding preferred stock, voting together, to elect two directors upon a dividend default), then the nomination or election of such directors will be governed by such requirements. Additionally, recommendations received from stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

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Manner by Which Stockholders May Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. Our Bylaws also provide a proxy access right permitting stockholders who have beneficially owned 3% or more of the Company’s Common Stock continuously for at least 3 years to submit director nominations via the Company’s proxy materials for up to 20% of the directors then serving. All recommendations must be directed to Mary Hogan Preusse, Chair of the Nominating and Corporate Governance Committee, care of Jeannie Lee, General Counsel and Secretary, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735. Recommendations for director nominees to be considered at the 2023 Annual Meeting must be received in writing not later than 5:00 p.m., Pacific Time, on December 23, 2022 and not earlier than November 23, 2022. In the event that the date of the 2023 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2022 Annual Meeting, notice by the stockholder must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the date of the first public announcement of the meeting. Each stockholder recommending a person as a director candidate must provide the Company with the information specified in our Bylaws, as described under “Other Matters—Stockholder Proposals and Nominations” below. The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the proposed nominee (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an independent director and (iii) satisfies the standards for our directors set forth above in “—Qualifications of Director Nominees.” Further, the proposed nominee must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. Please refer to “Other Matters—Stockholder Proposals and Nominations” below for further information. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership would violate controlling state law or federal law. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2023.

Board Evaluations

The Board is committed to conducting regular evaluations of its effectiveness and director performance. The Nominating and Corporate Governance Committee leads an annual performance review of the Board and its committees. From time to time, including in 2021, the Board engaged an independent advisor to supplement its normal review process with a more extensive evaluation. As part of the process in 2021, the independent advisor met individually with each director as well as with members of the executive management team to discuss key Board topics. Those topics included, among others, the Board’s strategy and risk alignment, composition, structure, process, culture, leadership and committee and director performance. The findings were compiled by the consultant and presented to the full Board for discussion.

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Board’s Role in Oversight of Risk

The Board has an active role in overseeing the management of the Company’s risks, and effective risk oversight is an important priority for the Board. The Company’s risk oversight framework includes:

•	Board engagement with executive and risk management teams to understand critical risks in the Company’s business and strategy;
•	Annual Enterprise Risk Assessment across the Company’s business, which is reviewed by the Board;
•	Board and executive management meetings focused on strategy and strategic risks;
•	A structured and disciplined approach to prudently allocate capital through weekly management Investment Committee meetings;
•	Rigorous internal and third-party audits assessing the Company’s controls and procedures;
•	Evaluating the Company’s risk management processes; and
•	Fostering an appropriate culture of integrity and risk awareness.

While the Board has primary responsibility for oversight of the Company’s risk management, its committees have oversight of risks within each committee’s respective areas of responsibilities and the committees regularly provide updates to the full Board.

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Oversight of Cybersecurity

The Board has direct oversight of global cybersecurity risk, and receives regular briefings, at least twice a year, from management regarding cybersecurity risk, governance processes, the threat landscape and recent incidents throughout the industry. The Company has a dedicated Chief Information Security Officer whose team is responsible for leading enterprise-wide cyber resilience strategy, policy, standards, architecture and processes. The Company’s cyber resilience program includes an annual training program provided to all employees and an organization-wide information security compliance program. The Board receives regular, joint reports from the Chief Information Security Officer and the Chief Information Officer on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security and resilience strategy, assessments of the Company’s security program and emerging threat intelligence, including risk-based response within resilience technology platforms and associated, compensating controls.

Oversight of ESG

The Nominating and Corporate Governance Committee has direct oversight of the strategy and performance of, and risks and opportunities related to, the Company’s environmental, social and governance programs, which includes corporate responsibility, sustainability, climate change, and diversity, equity and inclusion. The Nominating and Corporate Governance Committee’s oversight responsibilities include promoting accessibility and mitigating risks related to discrimination on the basis of race, color, ethnicity, religion, national origin, sex, pregnancy, sexual orientation, gender identity or expression, marital status, age, mental or physical disability, a legally protected medical condition, genetic information, military or veteran status or other characteristic protected by law.

Stockholder and Interested Party Communications with the Board

Stockholders and interested parties may send correspondence directed to the Board, care of Jeannie Lee, Executive Vice President, General Counsel and Secretary, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735. Ms. Lee will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Ms. Lee will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Ms. Lee will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate. Correspondence intended for our non-management and Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

Stockholders and interested parties may contact Investor Relations by directing correspondence to Investor Relations, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735 or via telephone at (737) 281-0101.

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PROPOSAL 2.  Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain KPMG LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

VOTE REQUIRED: The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Independent Registered Public Accounting Firm

The following summarizes the fees incurred by the Company for KPMG LLP’s services for the years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$3,136,000	$4,179,000
Audit-Related Fees(2)	4,160,000	3,461,000(3)
Tax Fees	204,000	175,000
All Other Fees(4)	27,000	77,000
TOTAL FEES	$7,527,000	$7,892,000

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, audit of the Operating Partnership’s annual consolidated financial statements, and letters to underwriters related to the Company’s common stock and debt securities offerings.
(2)	“Audit-Related Fees” for 2021 and 2020 for required foreign statutory audits for properties in Europe, Asia, Africa, and Australia and audits for two joint ventures in 2020, one joint venture in 2021, and 401(k) plan in both 2021 and 2020.
(3)	Audit-Related Fees for 2020 have been adjusted to reflect fees that were related to services provided in 2020 but billed in 2021.
(4)	“All Other Fees” include fees primarily relating to IT attestation services in 2021 and 2020.

All audit, audit-related, tax and all other services provided by KPMG LLP were pre-approved by the Audit Committee or by the Chair of the Audit Committee (and reported to the Audit Committee).

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Audit Committee Report*

The Audit Committee assists the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), with its oversight responsibilities regarding the Company’s financial reporting process, internal audit function and internal control over financial reporting. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s annual consolidated financial statements and the effectiveness of internal control over financial reporting as of year-end.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of and plans for the audit by KPMG LLP. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its audit, its evaluation of the effectiveness of the Company’s internal control over financial reporting as of year-end, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also received and discussed with KPMG LLP the written disclosures from KPMG LLP that are required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG LLP’s communications with the Audit Committee concerning independence, discussed with KPMG LLP its independence from management and the Audit Committee, and discussed with KPMG LLP the matters required to be discussed by the applicable standards of the PCAOB.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the United States Securities and Exchange Commission.

Afshin Mohebbi, Chair Alexis Black Bjorlin William G. LaPerch Jean F.H.P. Mandeville

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the Securities Act) or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

The Board unanimously recommends FOR Proposal 2

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Principal Stockholders

The following table sets forth, as of April 6, 2022, the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (units) in the Operating Partnership, of which we are the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock and units, (ii) directors, director nominees and named executive officers and (iii) all directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock and units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Common Stock as opposed to units is set forth in the notes to the table. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735.

Name of Beneficial Owner
5% Stockholders:	Number of Shares Beneficially Owned		Percent of All Shares	(2)	Percent of All Shares and Units	(3)
The Vanguard Group, Inc.(4)	44,779,146		15.7%		15.4%
BlackRock, Inc.(5)	27,078,699		9.5%		9.3%
State Street Corporation(6)	17,722,324		6.2%		6.1%
Capital World Investors(7)	16,741,675		5.9%		5.8%
Directors and Named Executive Officers:	Number of Shares and Units Beneficially Owned	(1)	Percent of All Shares	(2)	Percent of All Shares and Units	(3)
Laurence A. Chapman(8)	64,191		*		*
A. William Stein(9)	245,397		*		*
Alexis Black Bjorlin(10)	4,530		*		*
VeraLinn Jamieson(11)	4,288		*		*
Kevin J. Kennedy(12)	6,541		*		*
William G. LaPerch(13)	17,216		*		*
Afshin Mohebbi(14)	7,623		*		*
Jean F.H.P. Mandeville	11,380		*		*
Mark R. Patterson(15)	14,816		*		*
Mary Hogan Preusse(16)	6,553		*		*
Dennis E. Singleton(17)	46,063		*		*
Andrew P. Power(18)	188,180		*		*
David C. Ruberg(19)	265,331
Gregory S. Wright(20)	62,786		*		*
Corey J. Dyer(21)	19,914		*		*
All directors and executive officers as a group (21 persons)	1,157,218		*		*
*	Less than 1%.
(1)	Beneficial ownership as of April 6, 2022. This column includes (i) shares of our common stock that may be acquired through scheduled vesting of restricted stock or restricted stock units and (ii) long-term incentive units that may be acquired through scheduled vesting, in each case within 60 days of April 6, 2022. Includes vesting in 2022 of certain awards listed on “Outstanding Equity Awards at Fiscal Year-End” table.
(2)	Based on 284,667,850 shares of our Common Stock outstanding as of April 6, 2022. For each named executive officer and director, the percentage of shares of our Common Stock beneficially owned by such person assumes that all the units held by such person that are vested or will vest within 60 days of April 6, 2022 are exchanged for shares of our Common Stock and that none of the vested units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of our Common Stock beneficially owned by such persons assumes that all the units held by such persons that are vested or will vest within 60 days of April 6, 2022 are exchanged for shares of our Common Stock.
(3)	Based on 290,958,315 shares of Common Stock and units outstanding as of April 6, 2022, including 284,667,850 shares and 6,290,465 units. For each named executive officer and director, the percentage of shares of our Common Stock and units beneficially owned by such person assumes that all the units held by such person that are vested or will vest within 60 days of April 6, 2022 are exchanged for shares of our Common Stock and that none of the vested units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of our Common Stock and units beneficially owned by such persons assumes that all the units held by such persons that are vested or will vest within 60 days of April 6, 2022 are exchanged for shares of our Common Stock.
(4)	Based solely on information contained in an amended Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2022. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355. Sole voting power: none; shared voting power: 723,539 shares; sole dispositive power: 43,359,677 shares; and shared dispositive power: 1,419,469 shares.
(5)	Based solely on information contained in an amended Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2022. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10055. Sole voting power: 23,232,219 shares; sole dispositive power: 27,078,699 shares; and shared voting and shared dispositive powers: none.
(6)	Based solely on information contained in a Schedule 13G filed by State Street Corporation with the SEC on February 11, 2022. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. Sole voting and sole dispositive powers: none; shared voting power: 14,101,172 shares; and shared dispositive power: 17,208,669 shares.
(7)	Based solely on information contained in an amended Schedule 13G filed by Capital World Investors with the SEC on February 11, 2022. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. Sole voting power: 16,715,096 shares; sole dispositive power: 16,741,675 shares; and shared voting and shared dispositive powers: none.
(8)	Includes 11,791 long-term incentive units, and also includes 2,400 shares of our Common Stock held by members of Mr. Chapman’s immediate family over which Mr. Chapman may be deemed to share voting and investment power; Mr. Chapman disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

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(9)	Includes 145,450 long-term incentive units and 99,947 vested Class D Units.
(10)	Includes 4,530 long-term incentive units.
(11)	Includes 4,288 long-term incentive units.
(12)	Includes 6,541 long-term incentive units.
(13)	Includes 5,208 long-term incentive units. Mr. LaPerch also beneficially owns 1,200 shares of the Company’s 5.250% Series J Cumulative Redeemable Preferred Stock, which constitutes less than 1% of the 8,000,000 shares of series J preferred stock currently outstanding.
(14)	Includes 7,623 long-term incentive units.
(15)	Includes 8,119 long-term incentive units.
(16)	Includes 6,553 long-term incentive units.
(17)	Includes 33,679 long-term incentive units
(18)	Includes 90,183 long-term incentive units and 97,997 vested Class D Units.
(19)	Includes 15,331 long-term incentive units.
(20)	Includes 46,148 long-term incentive units.
(21)	Includes 12,581 long-term incentive units and 7,333 vested Class D units.

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, as determined under the rules of the SEC, for fiscal year 2021. The following table identifies our named executive officers and their positions in 2021:

Name	Position
A. William Stein	Chief Executive Officer
Andrew P. Power	President & Chief Financial Officer
David C. Ruberg	Executive Vice President, Strategic Advisor
Gregory S. Wright	Chief Investment Officer
Corey J. Dyer	Chief Revenue Officer

Executive Summary

The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help the Company to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis.

The total compensation opportunity for each of our named executive officers, including targets for performance-based compensation, was set by the Compensation Committee in early 2021. The Compensation Committee utilized the services of Semler Brossy for this compensation review, which included reviewing compensation information of our peer group.

We maintain a competitive compensation program with the following components:

Component	Link to Program Objectives	Type of Compensation	Description
Base Salary	Fixed level of cash compensation to attract and retain key executive officers in a competitive market place	Cash	Determined based on evaluation of individual’s experience and current performance, internal pay equity and a comparison to salaries of similarly-situated executive officers in our peer group
Annual Incentive Bonus

Incentive opportunity (set as a percentage of base salary) that encourages executive officers to achieve annual Company, business unit and individual goals

Assists in attracting, retaining and motivating employees in the near and long term

Cash and/or equity

Earned based on the attainment of a combination of corporate/ financial, departmental and individual performance goals

Specific Company performance measures include core funds from operations (FFO) per share (measuring earnings), revenue (measuring strategic/ portfolio performance), and Adjusted EBITDA margin (measuring operations)

Executive officers also have the option to receive all or a part of their annual incentive bonus in equity (described in more detail below under “Equity in Lieu of Annual Cash Bonuses”)

Long-Term Incentive Program	Focuses executive officers on creating long-term stockholder value and directly aligns with stockholders’ interests Easy to understand and track performance Provides additional tool for retention	Equity

Performance-Based Awards: Three-year performance period with actual performance-vesting of units or RSUs at 0% to 200% of target based entirely on relative total stockholder return over the performance period; 50% of performance-vested units or RSUs time-vest upon the conclusion of the performance period and 50% time-vest one year thereafter

Time-Based Awards: 25% of the units or RSUs vest annually over four years

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2021 Compensation Highlights

The following summarizes key aspects of our compensation policies and programs:

What We Do:

We Pay for Performance: Our compensation programs are designed to directly align with Company performance, and base salaries comprise a relatively modest portion of each named executive officer’s total compensation opportunity.
We Balance Short-Term and Long-Term Incentives: We use multiple performance measures across multiple performance periods in determining annual incentive bonuses and granting equity awards, which mitigate compensation-related risk.
We Maintain Stock Ownership Guidelines: We have robust stock ownership guidelines, and all of our executive officers and directors are in compliance.
We Retain an Independent Compensation Consultant: Our independent compensation consultant is engaged by and reports directly to our Compensation Committee in providing guidance on a variety of compensation matters.

What We Don’t Do:

No Automatic Salary Increases or Guaranteed Bonuses: We do not guarantee annual salary increases or annual incentive bonuses.
We Do Not Allow Uncapped Payouts: We have a defined compensation program that does not allow for uncapped bonus payouts.
We Do Not Have Tax Gross-Ups: We do not provide tax gross-ups on any severance, change-in-control or other payments related to executive terminations.
We Do Not Allow Hedging: We do not permit directors, officers or employees to hedge our securities.
We Do Not Provide Excessive Perquisites: Our executive officers receive limited perquisites and benefits.

Pay for Performance

Pay for performance is an important component of our compensation philosophy. Consistent with this focus, our compensation program includes annual incentive bonuses and long-term equity incentive compensation.

The Company’s primary objectives are to maximize: (i) sustainable long-term growth in earnings and funds from operations per share and unit, (ii) cash flow and returns to our stockholders and our Operating Partnership’s unitholders through the payment of dividends and distributions and (iii) return on invested capital. We expect to accomplish our objectives by achieving superior risk-adjusted returns, prudently allocating capital, diversifying our product offerings, accelerating our global reach and scale, and driving revenue growth and operating efficiencies:

•	Achieve superior risk-adjusted returns. We have managed our business, including our development pipeline and leasing transactions, by targeting appropriate risk-adjusted returns. We believe that achieving appropriate risk-adjusted returns on our business will deliver superior stockholder returns.

•	Prudently allocate capital. We have made strategic and complementary investments while preserving the flexibility of our balance sheet. We are committed to maintaining a conservative capital structure.

•	Leverage technology to develop comprehensive and diverse products. We have diversified our product offering, organically and through acquisitions, and believe that we have one of the most comprehensive suites of global data center solutions available to customers from a single provider.

•	Accelerate global reach and scale. We have strategically pursued international expansion since our IPO in 2004 and now operate across six continents. We believe that our global multi-product data center portfolio is a foundational element of our strategy and our scale and global platform represent key competitive advantages difficult to replicate.

•	Drive revenue growth and operating efficiencies. We aggressively manage our data centers to maximize cash flow and control costs by leveraging our scale to drive operating efficiencies.

In recent years, we have focused on growing our global footprint and operations organically and through strategic transactions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, we have focused on integration following the Interxion combination, our product strategy, investing in strategic initiatives to complement our existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company.

Our compensation plans are directly related to these business priorities. Under our annual incentive bonus program, we measure each named executive officer’s performance based on financial, revenue, operational and individual goals. In 2021, the financial goals consisted of core FFO targets, the revenue goals included rental revenue and interconnection and annualized signings targets, and the operational goals were focused on Adjusted EBITDA margin targets. Individual goals were categorized around the following corporate goals for 2021: customer focus, innovation and differentiation, go-to-market, profitability and financial excellence and organizational excellence.

We also provide long-term equity incentive awards that are subject to both time-based and performance-based vesting conditions. For performance-based annual long-term equity incentive awards granted in 2021, the performance condition was based on our total stockholder return during the three-year performance period commencing in January 2021, relative to the total stockholder return of the MSCI US REIT Index (RMS) during the same performance period.

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Performance Highlights

Accomplishments in the year ended December 31, 2021 included, among other things, the following performance highlights:

2021 Financial Highlights
Core FFO Performance	Total Enterprise Value	Market Capitalization

$6.53 per share(1)	$66 billion(2)(3)	$51 billion(3)

2021 Business Highlights

STRATEGIC TRANSACTIONS	In September 2021, we formed of our Indian joint venture with Brookfield Infrastructure, to develop, own and operate institutional quality data centers in India. In December 2021, we completed the successful listing of Digital Core REIT as a standalone publicly traded vehicle listed on the Singapore Exchange. In December 2021, we also announced that we had entered into a definitive agreement to acquire a majority stake in Teraco, Africa’s leading carrier-neutral colocation provider.
STRATEGIC CAPITAL MARKETS TRANSACTIONS	In 2021, we opportunistically raised €1.0 billion of 0.625% guaranteed notes, executed on a $950 million forward common stock offering and issued CHF545 million guaranteed notes with a weighted-average coupon of approximately 0.37%, our inaugural Swiss bonds issuance. We maintained our investment grade rating on our senior long-term unsecured notes and further strengthened our balance sheet with the redemption of high-coupon debt and preferred equity.
STEADY DIVIDEND GROWTH	Increased the annual dividend on our Common Stock by 3.6% in 2021 from 2020, representing a compound annual growth rate of 10%, since our first full quarter of operations following our initial public offering in 2004.
RECORD BOOKINGS	We delivered record bookings of $500.7 million for 2021(4).
PLATFORM DIGITAL®	We continued to solve global coverage, capacity, and connectivity needs for companies of all sizes through PlatformDIGITAL®, a global data center platform for scaling digital business which enables customers to deploy their critical infrastructure with a global data center provider.
SUSTAINABILITY	Recognized as a leader for our sustainability platform, including receiving Nareit’s Leader in the Light award for data centers for the fifth consecutive year.

As of December 31, 2021 unless otherwise noted.

(1)	A reconciliation of FFO to net income is included on page 75 of our Annual Report on Form 10-K for the year ended December 31, 2021 and a reconciliation of FFO to core FFO is available in the Appendix of this Proxy Statement.
(2)	Total enterprise value is calculated as the market value of common equity, plus liquidation value of preferred equity and total debt at balance sheet carrying value.
(3)	The market value of common equity is based on the closing stock price of $176.87 on December 31, 2021 and assumes 100% redemption of the limited partnership units in our Operating Partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our outstanding redeemable preferred stock upon certain change of control transactions, as applicable.
(4)	Includes interconnection bookings.

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Commitment to Excellence During Unprecedented Times

Throughout the COVID-19 crisis, our top priority has been the health and safety of our employees, customers and partners. We established a number of health and safety measures to enable our teams to continue to work from our data centers and construction sites. Despite the challenges presented by the pandemic, we continued to deliver a strong track record of operational excellence and uptime throughout this crisis, while also utilizing innovative methods to continue to support our customers, such as virtual data center tours. By early 2021, we had secured the vast majority of the equipment needed to complete our 2021 development activities, which continued to progress across our global portfolio as we also adjusted to restrictions on construction activity in certain locations. We remained open for business and our data centers continued to provide the trusted foundation for the digital economy.

For the 15th consecutive year, and through a global pandemic, we achieved five-nines (99.999%) uptime.

As a result of these strong performance results and taking into account achievement levels of the goals for 2021 as discussed further below, our named executive officers earned annual incentive bonuses ranging from 156% to 186% of their respective target bonuses for the year.

In addition, the Company’s total return to stockholders relative to the MSCI US REIT Index (RMS) over the last three years is shown in the tables below:

Based on these results, the performance-based equity awards for the three-year performance period ended December 31, 2021 were earned above target (i.e., 170% of target).

Advisory Vote on the Compensation of Named Executive Officers

In June 2021, we submitted for consideration by our stockholders a non-binding, advisory vote to approve the compensation of our named executive officers (the say-on-pay vote). At our 2021 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with approximately 90.3% of the votes cast in favor of the say-on-pay vote. In evaluating our executive compensation program, the Compensation Committee considered the results of the say-on-pay vote and numerous other factors as discussed in this Compensation Discussion and Analysis. The Compensation Committee will continue to monitor and assess our executive compensation program and consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

At our 2023 Annual Meeting of Stockholders, we expect to ask our stockholders to vote in a non-binding, advisory vote, regarding the frequency of our say-on-pay votes.

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Good Governance

In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, we have separated the roles of Chief Executive Officer (currently Mr. Stein) and Chairman of the Board (currently Mr. Chapman). Additionally, the Compensation Committee retained Semler Brossy, an independent compensation consultant, to assist the Compensation Committee, among other things, in conducting and presenting the annual review of the total compensation packages for our executive officers. Semler Brossy was selected in part for its extensive experience advising a broad cross-section of companies, including other large REITs, and expertise in executive compensation, management incentives, and performance-based compensation. The Compensation Committee assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2021 that would prevent Semler Brossy from serving as an independent consultant to the Compensation Committee. In addition, the Compensation Committee considered the independence of outside legal counsel that provides advice to the Compensation Committee, consistent with the rules prescribed by the SEC and the NYSE, and determined that such advisor is independent.

The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities that are strongly aligned with our performance. Our compensation program consists of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with multiple performance metrics. We have chosen the selected metrics to align employee compensation, including compensation for the named executive officers, to our business strategy. The following are a few key 2021 actions and decisions with respect to our compensation program:

•	As in past years, the named executive officers were eligible to earn annual incentive compensation based upon achievement of specific financial, operational and organizational objectives for 2021, as approved by the Compensation Committee, that are designed to challenge the named executive officers to achieve high performance.

•	A significant portion of our named executive officers’ total cash compensation remains dependent on Company, business unit and individual performance.

•	The Compensation Committee determines total compensation and the individual components of compensation after reviewing survey data and pay levels of, and the Company’s historical performance relative to, its peer group.

•	Our compensation program encourages employees to build and maintain an ownership interest in the Company. In addition to performance-based vesting, 2021 performance-based equity awards granted to our named executive officers are subject to time-based vesting following the end of the applicable three-year performance period.

•	In 2021, Semler Brossy was retained directly by and reported to the Compensation Committee. Semler Brossy had no prior relationship with any of our named executive officers.

•	Base salaries represented 6% to 13% of total compensation for our named executive officers reflecting our philosophy of paying for performance and aligning the interests of our named executive officers with stockholders’ interests.

•	Based on the recommendations of management, a review of the Company’s business plan and strategic objectives and the analysis provided by Semler Brossy, the Compensation Committee established financial, revenue, operational and individual goals for each named executive officer for 2021.

Overview of Our Executive Compensation Program

Objectives of Our Executive Compensation Program

The Compensation Committee is responsible for establishing, modifying and approving the compensation program for our executive officers. The objective of our executive compensation program is to attract, retain and motivate experienced and talented executive officers who can help the Company to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. In order to achieve this objective, our executive compensation program uses a combination of annual incentive bonuses and long-term incentives through equity-based compensation, in addition to annual base salaries. We use equity-based awards as long-term incentives because ownership of equity in the Company aligns the interests of the executive officers with long-term creation of stockholder value, while our annual incentive bonuses are intended to reward the attainment of more targeted, short-term performance objectives. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executive officers are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to achievement of corporate goals and increases in stockholder value. We seek to provide total compensation to our executive officers that is competitive with the total compensation paid by comparable REITs and other companies in our peer group, as discussed in more detail below.

The following are our principal objectives in establishing compensation for our executive officers:

•	Attract and retain individuals with superior ability, managerial talent and leadership capability;

•	Ensure that executive officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	Incentivize management to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Enhance the executive officers’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key executives, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our Company through equity awards, including awards of long-term incentive units in our Operating Partnership which are redeemable for shares of our Common Stock and restricted stock units covering shares of our Common Stock (RSUs).

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Elements of Compensation

The major elements of compensation for our named executive officers are (1) a base salary, intended to provide a stable annual income for each executive officer at a level consistent with such executive officer’s individual contributions to the Company, (2) annual incentive bonuses, intended to link each executive officer’s compensation to the Company’s performance and to such executive officer’s business unit and/or individual performance, and (3) long-term compensation, which includes grants of long-term incentive units in our Operating Partnership and/or RSUs, intended to encourage actions to maximize stockholder value. Each of these elements is discussed in more detail below.

The following charts illustrate the allocation of the major elements of compensation for our named executive officers for 2021:

The percentages reflect 2021 base salaries, 2021 actual annual incentive bonuses and the aggregate grant date fair values of long-term incentive awards granted in 2021 (not including equity awards granted pursuant to the Equity Election Program, as defined and described in “Equity in Lieu of Annual Cash Bonuses” below).

We believe that each of these elements plays an important role in our overall executive compensation program and together serve to achieve our compensation objectives. The Compensation Committee allocates compensation between the cash and long-term incentive components based on a review of the practices of our peer group and the performance of the executive officer and the Company, while considering the balance among providing stability, short-term incentives and long-term incentives to align the interests of management with our stockholders. The Compensation Committee did not utilize a formulaic approach in allocating the cash and long-term incentive portions of incentive compensation in 2021. For 2021, the percentage of salary and annual incentive bonus earned relative to compensation earned ranged from 31% to 42% for our named executive officers.

We believe that our equity award program further enhances long-term stockholder value and encourages long-term performance by linking equity awards to the Company’s performance over a multiple-year period with a multiple-year vesting period. Therefore, equity is a key component of our executive compensation program, with long-term incentive awards ranging between 58% to 69% of our named executive officers’ compensation earned in 2021. All equity awards granted to our named executive officers in 2021 were in the form of long-term incentive units in the Operating Partnership and/or RSUs. These awards put significant value at risk for our named executive officers and are effective as an ownership and retention tool. In addition, the Compensation Committee maintains the Equity Election Program (see “Equity in Lieu of Annual Cash Bonuses” below), pursuant to which eligible employees, including the Company’s named executive officers, may elect to receive all or a portion of their annual incentive bonuses that are otherwise payable in cash in the form of unvested equity-based awards, further enhancing the alignment of interests of our executive officers with the interests of our stockholders. Annual incentive bonuses earned by our named executive officers in 2021 ranged from 156% to 186% of their respective target bonuses (without taking into account the Equity Election Program in which Messrs. Stein, Power and Wright elected to participate).

Determination of Executive Compensation

The Compensation Committee annually reviews and determines the total compensation to be paid to our named executive officers. Our management, after reviewing competitive market data and advice from the compensation consultant engaged by the Compensation Committee, makes recommendations regarding the compensation packages for our executive officers. Named executive officers do not make recommendations with respect to their own compensation. The Compensation Committee considers several factors in its review of these recommendations and in establishing the total compensation for each of our named executive officers, including each executive officer’s roles and responsibilities, each executive officer’s performance and significant accomplishments, our Company’s financial and operational targets and performance, and competitive market data applicable to each executive officer’s position and functional responsibilities.

Competitive Market Data and Compensation Consultant

Every year, the Compensation Committee reviews the salaries, annual incentive bonuses and long-term incentive compensation of our named executive officers. For the year 2021, in conducting this review, the Compensation Committee retained the services of Semler Brossy as the Compensation Committee’s independent compensation consultant. Semler Brossy was selected in part for its extensive experience advising a broad cross-section of companies, including other large REITs, and expertise in executive compensation, management incentives, and performance-based compensation.

Semler Brossy reviewed the Company’s existing compensation program, provided current data with regard to industry trends, provided information regarding long-term compensation plans, identified and provided commentary on a peer group, provided cash and long-term incentive award information for the peer group and assessed and reviewed the Company’s annual and long-term incentive programs.

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Peer Group Review

The Compensation Committee reviews on an annual basis total cash and long-term compensation levels of our executive officers against those of our peer group companies in order to ensure executive compensation is set at levels that will attract, retain and motivate qualified executive officers while rewarding performance based on corporate objectives. The Compensation Committee determines annual base salaries after reviewing salary and other publicly available compensation data of, and the Company’s historical performance relative to, its peer group. The Compensation Committee sets compensation levels for each executive officer on the basis of several factors, including the executive officer’s level of experience and tenure with the Company, competitive market data applicable to the executive officer’s position and functional responsibilities, promoting retention, the performance of the executive officer and our Company’s annual and long-term performance.

In developing a peer group for the Company, the Compensation Committee considered the following key elements:

•	Our core operations are focused on data centers and real estate, limiting the number of our direct competitors;

•	Our operations are global, with data centers located in twenty-four countries across six continents at the time of the assessment; and

•	We operate and are classified as a REIT and are one of the very few global data center REITs.

Our Compensation Committee utilized company size, scope and breadth of operations, as well as level of operational focus to determine which companies could reasonably be used to assess competitive pay. In August 2020, the Compensation Committee and management, with advice from Semler Brossy, reviewed our peer group and determined it was in the best interest of the Company to continue to maintain our existing peer group that includes only the largest publicly-traded equity REITs, which were REITs that had approximately $20 billion or more in enterprise value and approximately $10 billion or more in total assets.

Our current peer group, which was used to review 2021 base salaries, bonus targets and long-term equity awards, consists of the following fifteen companies, which were selected as our peer group companies in 2020 by our Compensation Committee, with advice from Semler Brossy.

	Ticker Symbol		Ticker Symbol
Alexandria Real Estate Equities, Inc.	ARE	Prologis, Inc.	PLD
American Tower Corporation	AMT	Public Storage	PSA
AvalonBay Communities, Inc.	AVB	Realty Income Corporation	O
Boston Properties, Inc.	BXP	Simon Property Group, Inc.	SPG
Crown Castle International Corporation	CCI	Ventas, Inc.	VTR
Equinix, Inc.	EQIX	Welltower, Inc.	WELL
Equity Residential	EQR	Weyerhaeuser	WY
Healthpeak Properties	PEAK

As recommended by Semler Brossy, our additional reference group in 2021 consisted of the following three companies, which companies were the same as those used for our reference group in 2020:

•	CoreSite Realty Corporation (COR)

•	CyrusOne Inc. (CONE)

•	QTS Realty Trust, Inc. (QTS)

This reference group is used to supplement the Compensation Committee’s review of our executive compensation program relative to the pay practices of the reference group, which consists of companies with similar business operations as our Company. As recommended by Semler Brossy, this group of companies was not included in our peer group because of their differences in size and scope of operations as compared to our Company. Each of these companies was acquired in an M&A transaction in 2021 or 2022 and is no longer publicly listed.

Annual Performance Reviews

To aid the Compensation Committee in setting base salaries, annual incentive targets and long-term incentive award targets, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. The Compensation Committee, with input from the Board, annually reviews the performance of our Chief Executive Officer, and our Chief Executive Officer reviews the performance of the remaining named executive officers. All of these reviews are presented to the Compensation Committee to provide input about the named executive officers’ contributions to our success for the period being assessed.

Elements of Compensation

During the year ended December 31, 2021, compensation for our named executive officers was composed of base salary, annual incentive bonuses and long-term incentive awards. The Compensation Committee approved the following compensation for each of our named executive officers for 2021, which consists of base salary, annual incentive bonus (excluding any elections made under the Equity Election Program (see “Equity in Lieu of Annual Cash Bonuses” below)), and the grant date fair value of long-term incentive awards:

Named Executive Officer	2021 Compensation		2020 Compensation
A. William Stein	$14,084,246		$14,999,535
Andrew P. Power	6,078,902		7,213,253
David C. Ruberg	7,686,527	(1)	N/A	(2)
Gregory S. Wright	4,995,824		5,890,120
Corey J. Dyer	3,422,636	(3)	3,443,628	(3)

(1)	Amount shown includes (a) a one-time bonus paid to Mr. Ruberg in connection with Mr. Ruberg entering into the Management Agreement (defined elsewhere in this Proxy Statement) with us in January 2021, and (b) the incremental fair value of the RSUs held by him that were accelerated pursuant to the Management Agreement in January 2021.
(2)	Mr. Ruberg was not a named executive officer for the year ended December 31, 2020.
(3)	Amounts shown were paid in Canadian dollars. Amounts in the table above are in U.S. dollars based on the exchange rates in effect as of December 31, 2021 and 2020, respectively.

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Annual Base Salary

We provide our named executive officers and other employees with base salaries to compensate them for services rendered each year. Base salaries comprise the stable part of the compensation program and are reviewed on an annual basis to remain competitive with our peers. The base salaries for each of the named executive officers for 2021 were determined based in part on the analysis by Semler Brossy of the compensation practices of companies in our peer group. The Compensation Committee also considered the Company’s historical performance relative to its peer group as well as the performance of each of our named executive officers and their contributions to our overall success. The 2021 base salaries for Messrs. Stein, Power and Wright were not increased or changed from fiscal year 2020. In 2021, Mr. Dyer’s annual base salary was increased in order to position Mr. Dyer’s base salary closer to the market median, as well as to reflect the additional considerations set forth above under “Determination of Executive Compensation.” The salaries paid in 2021 for all of our named executive officers are set forth under the heading “Executive Compensation—Summary Compensation Table.” The following table sets forth the 2021 annual base salary rates and the 2020 annual base salary rates for each named executive officer (other than Mr. Ruberg).

Named Executive Officer	2021 Salary		2020 Salary
A. William Stein	$1,000,000		$1,000,000
Andrew P. Power	625,000		625,000
David C. Ruberg	650,000		N/A	(1)
Gregory S. Wright	600,000		600,000
Corey J. Dyer	492,164	(2)	436,670	(2)

(1)	Mr. Ruberg was not a named executive officer for the year ended December 31, 2020.
(2)	Amounts shown were paid in Canadian dollars. Amounts in the table above are in U.S. dollars based on the exchange rates in effect as of December 31, 2021 and 2020, respectively.

Annual Incentive Compensation

Our annual incentive bonus program is structured to reward our named executive officers based on our performance and the individual executive officer’s contribution to that performance. Annual incentive bonuses are paid in the following year if and to the extent performance objectives established by the Compensation Committee at the beginning of the applicable year are achieved. The Compensation Committee believes that the payment of the annual incentive bonus provides the incentive necessary to retain executive officers and reward them for short-term Company performance. Executive officers also have the option to receive all or part of their annual incentive bonus in equity. See “Equity in Lieu of Annual Cash Bonuses” below.

Each named executive officer’s annual incentive bonus opportunity for 2021 was established by our Compensation Committee and is described in the “Executive Compensation—Grants of Plan-Based Awards” table. Each named executive officer’s bonus opportunity provides for threshold, target and maximum bonus amounts, expressed as a percentage of base salary. In setting these amounts, our Compensation Committee considers, among other factors, each executive officer’s roles and responsibilities within our Company, the total compensation package associated with that position and competitive market data applicable to that position.

For 2021, the threshold, target and maximum bonus amounts, expressed as a percentage of annual base salary, were as follows:

Named Executive Officer	Threshold	Target	Maximum
A. William Stein	100%	200%	400%
Andrew P. Power	62.5%	125%	250%
David C. Ruberg	55%	110%	220%
Gregory S. Wright	62.5%	125%	250%
Corey J. Dyer	50%	100%	200%

The threshold, target and maximum bonus payout percentages for, and the differences in such percentages among, the named executive officers, were determined by reference to competitive market data and practices as well as consideration of each named executive officer’s performance, role and responsibilities at our Company.

For 2021, based on the recommendations of management and a review of the Company’s business plan, the Compensation Committee established financial, revenue, operational and individual goals for each named executive officer. The financial goals consisted of a core FFO target; the revenue goals included total bookings and ≤1MW + interconnection signings; and the operational goals were focused on Adjusted EBITDA margin. Individual goals were categorized around the following corporate goals for 2021: customer focus, innovation and differentiation, go-to-market, profitability and financial excellence, and organizational excellence.

FFO is used by industry analysts and investors as a supplemental performance measure of a REIT. In excluding real estate related depreciation and amortization, gains and losses from property dispositions and certain other gains and after adjustments for unconsolidated partnerships, joint ventures and certain other items, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. Core FFO is FFO adjusted to exclude certain items that do not reflect core revenue or expense streams and provides a performance measure that, when compared year over year, captures trends in our core business operating performance.

We believe that Adjusted EBITDA is a useful supplemental performance measure because it allows investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and other certain costs.

For definitions of FFO, core FFO and Adjusted EBITDA, see the Appendix.

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An overview of the structure of the annual incentive bonuses for the CEO and the other named executive officers is provided below:

For purposes of our 2021 annual incentive bonus program, the minimum, target and maximum levels of 2021 core FFO established by the Compensation Committee were $6.33, $6.46 and $6.59 per diluted share and unit, respectively. The minimum, target and maximum amounts were set by the Compensation Committee based on a number of factors, including expectations surrounding leasing assumptions, financing assumptions, earnings growth, general economic conditions, real estate and technology fundamentals and other specific circumstances facing the Company. For the purpose of determining bonuses, the Compensation Committee determined it was appropriate to use core FFO achieved by the Company and exclude certain profits, losses or expenses to give a more accurate picture of the Company’s annual performance. The core FFO achieved by the Company in 2021 was $6.53 per diluted share and unit, which was above the target core FFO level.

The revenue goals for 2021 were comprised of total bookings and ≤1MW + interconnection signings metrics. The Company achieved total bookings and ≤1MW + interconnection signings at above the maximum levels in 2021. The operational objective was measured by the Adjusted EBITDA margin. The minimum, target and maximum levels of Adjusted EBITDA margin were 49.9%, 50.4%, and 50.9%, respectively. The Adjusted EBITDA margin achieved by the Company in 2021 was 51.4%, which was above the maximum level.

In setting the levels for each performance metric, the Compensation Committee considered the Company’s 2021 financial outlook, which included: our capital recycling initiative, including the sale of ten properties in early 2021; full-year impact of the Interxion combination which closed in 2020, as well as the Greece and Croatia acquisitions in 2020; a change in the corporate tax rate in the UK which impacted third quarter of 2020; and an increase in operating costs relative to the level of activities during the COVID lock-down period in 2020.

After careful consideration and with the input of the Compensation Committee’s independent compensation consultant, the Compensation Committee determined that it was appropriate to set the minimum, target and maximum levels for the core FFO and Adjusted EBITDA margin metrics consistent with the Company’s fiscal year 2021 operating plan and 2021 financial outlook.

The weightings of the specific financial, revenue, operational and individual goals for each named executive officer were established by the Compensation Committee based on the named executive officer’s areas of responsibility, as follows:

Named Executive Officer	Core FFO Per Share	Revenue	Operational	Individual Goals
A. William Stein	45%	30%	10%	15%
Andrew P. Power	30%	30%	10%	30%
David C. Ruberg	30%	30%	10%	30%
Gregory S. Wright	30%	30%	10%	30%
Corey J. Dyer	30%	30%	10%	30%

Individual goals for our named executive officers included performance objectives related to: deepening understanding of customer requirements; improving customer experience and satisfaction; developing solutions and delivering products that align with customer requirements; optimizing our portfolio and investing in key markets; financial and operating metrics; and integration, leadership development and employee engagement.

The Compensation Committee, based in part on the recommendations of management, determined each named executive officer’s bonus based on the achievement of the established goals. For 2021, the Compensation Committee determined that the Company (i) exceeded the target level for the financial goal of core FFO per diluted share and unit and (ii) exceeded the maximum levels for each of (a) the revenue goals of total bookings and interconnection signings metrics and (b) the operational goal of Adjusted EBITDA margin. Consistent with our pay-for-performance philosophy, the 2021 performance-based annual incentive bonuses for our named executive officers represented 156% to 186% of their respective target bonuses.

The following table sets forth for each named executive officer the 2021 bonus earned, the 2021 bonus earned as a percentage of the base salary rate, the 2021 bonus earned as a percentage of the target bonus amount and the 2021 bonus earned as a percentage of the maximum bonus amount:

Named Executive Officer	2021 Bonus	Percentage of 2021 Base Salary Rate	Percentage of 2021 Target Bonus	Percentage of 2021 Maximum Bonus
A. William Stein	$3,584,615	358%	179%	90%
Andrew P. Power	1,454,327	233%	186%	93%
David C. Ruberg	1,116,500	172%	156%	78%
Gregory S. Wright	1,396,154	233%	186%	93%
Corey J. Dyer	930,769	186%	186%	93%

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Equity in Lieu of Annual Cash Bonuses

The Compensation Committee maintains a program (the Equity Election Program) pursuant to which eligible employees, including the Company’s named executive officers, may elect to receive all or a portion of their annual incentive bonuses that are otherwise payable in cash in any combination of the following: (i) cash, (ii) fully-vested profits interest units or fully-vested shares of Common Stock, in either case, equal to 100% of the annual incentive bonus amount subject to the election, and (iii) unvested profits interest units or unvested RSUs, in either case, having a value equal to 125% of the annual incentive bonus amount subject to the election. The unvested profits interest units and unvested RSUs will vest with respect to 50% of the total number of profits interest units or RSUs (as applicable) subject to the award on each of the first two anniversaries of the grant date, subject to the employee’s continued service through the applicable vesting date (except as otherwise provided in the applicable award agreement). Unvested profits interest units and unvested RSUs will be subject to accelerated vesting in the event of a change in control of the Company or certain qualifying terminations of employment. In the event of a qualifying termination of employment, the units or shares so accelerated may not be disposed of prior to the date on which such units or shares would have otherwise vested under the award’s original vesting schedule.

The following named executive officers elected to receive a percentage of their respective annual incentive bonuses for 2021 in unvested profits interest units, in lieu of cash:

Named Executive Officer	Percentage of Bonus Subject to Election	Profits Interest Units (#)
A. William Stein	100%	32,180	(1)
Andrew P. Power	100%	13,055	(1)
Gregory S. Wright	100%	12,533	(1)

(1)	Reflects a value equal to 125% of the annual incentive bonus amount subject to the election. 50% of the award will vest on each of the first two anniversaries of the grant date, subject to the executive officer’s continued service through the applicable vesting date.

Ruberg Retention Bonus

Following the closing of the Interxion combination, in connection with Mr. Ruberg’s entry into the Management Agreement (as defined elsewhere in this Proxy Statement) with us in January 2021, we paid Mr. Ruberg a one-time cash retention bonus equal to $779,121. This bonus was paid to Mr. Ruberg in Euros based upon the closing exchange rate as of the trading date prior to the date of payment.

Long-Term Incentive Compensation

We have granted to our executive officers long-term incentive awards consisting of profits interest units in our Operating Partnership and RSUs covering shares of the Company’s Common Stock (as applicable) under our 2014 Plan. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. The Compensation Committee believes that, while our annual incentive bonus program provides awards for positive short-term performance, equity participation in the form of long-term incentive awards creates a vital long-term partnership between executive officers and stockholders. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executive officers are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to increases in stockholder value.

The Compensation Committee approves long-term incentive awards on the basis of several factors, including the executive officer’s total compensation package, the executive officer’s roles and responsibilities within our Company, the executive officer’s performance and significant accomplishments, our Company’s financial and operating performance and competitive market data applicable to each executive officer’s position and functional responsibilities.

2021 Long-Term Incentive Awards

The Compensation Committee believes that long-term incentive awards are an effective incentive to retain our named executive officers and increase their performance and closely align the interests of our named executive officers with the long-term interests of our stockholders. Long-term incentive awards in the form of profits interest units (also referred to as long-term incentive units) may be issued to eligible participants for the performance of services to or for the benefit of our Operating Partnership. Such units (other than Class D Units that have not performance vested), whether vested or not, receive the same quarterly per-unit distributions as common units in our Operating Partnership, which equal the per-share distributions on our Common Stock. Class D Units that have not performance vested generally receive quarterly per-unit distributions equal to ten percent of the distributions made with respect to an equivalent number of common units in our Operating Partnership.

In addition, long-term incentive awards in the form of RSUs may be issued to eligible participants under our 2014 Plan. RSUs are granted in tandem with corresponding dividend equivalents (Dividend Equivalents) which represent the right to receive amounts equal to the dividends paid (if any) on the shares of Common Stock underlying such RSUs, payable in the same form and amounts as dividends paid to each holder of a share of Common Stock. Dividend Equivalent amounts are paid on a current basis on unvested and vested RSUs (other than performance-vested RSUs that have not performance vested).

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In 2021, we granted long-term incentive awards to all of our named executive officers, consisting of both time-vesting and performance-vesting profits interest units in our Operating Partnership or, with respect to Mr. Dyer, time-vesting and performance-vesting RSUs.

Our annual 2021 long-term incentive program aims to align the interests between our senior management, including our named executive officers, and our stockholders. Additional details of our annual long-term equity incentive program are set forth below:

Feature	2021 Long-Term Equity Incentive Program
Award Composition:

A mixture of performance-based and time-based awards were granted to our named executive officers in 2021 as follows:

CEO and President & CFO: 75% performance-based + 25% time-based

All other named executive officers: 67% performance-based + 33% time-based

Performance Period:	Three years
Performance Criteria:	Total stockholder return over the performance period measured relative to the MSCI US REIT Index (RMS)
Vesting based on satisfaction of performance condition:	Less than threshold: 0% At threshold: 25% At target: 50% At maximum: 100%
Time vesting of equity awards that performance vest:	50% following the end of the three-year performance period and 50% in the following year
Time vesting of equity awards that time vest only:	25% per year over a four-year period

Vesting of our performance-based long-term incentive awards is illustrated below:

Performance-Based Long-Term Incentive Awards

In 2021, the Compensation Committee granted performance-based long-term incentive awards to our named executive officers, consisting of Class D Units in our Operating Partnership for each of our named executive officers (other than Mr. Dyer) and RSUs for Mr. Dyer. Our named executive officers’ 2021 equity awards are set forth below in the “Executive Compensation—Grants of Plan-Based Awards” table.

The performance-based long-term incentive awards are subject to performance-based vesting on a multi-year performance period, subject to the executive officer’s continued service. The performance condition of the awards is based on our total stockholder return (TSR) over a period of three years commencing on January 1, 2021 and ending on December 31, 2023 or, if earlier, ending on the date on which a change in control of the Company occurs (as defined in the 2014 Plan) (the Performance Period), measured relative to the MSCI US REIT Index (RMS) over the Performance Period (the Performance Condition).

A portion of each award of Class D Units is designated as a number of “base units” with respect to which performance vesting is measured based on the difference between the Company’s TSR percentage and the TSR percentage of the RMS (the MSCI Index Relative Performance). In the event that the MSCI Index Relative Performance during the Performance Period is achieved at the “threshold,” “target” or “high” level as set forth below, the award will become performance-vested with respect to the percentage of base units or, for Mr. Dyer, the percentage of RSUs awarded, set forth below:

	Below Threshold	Threshold	Target	High
MSCI Index Relative Performance	< -500 bps	-500 bps	0 bps	+500 bps
Performance Vesting Percentage	0%	25%	50%	100%

In the event that the MSCI Index Relative Performance is achieved at less than the “threshold” level, none of the Class D Units or RSUs will vest.

If the MSCI Index Relative Performance falls between the levels specified above, the performance-vesting percentage will be determined using straight-line linear interpolation between such levels. We set the “threshold,” “target” and “high” levels for the performance-based awards to be in line with the “threshold,” “target” and “high” performance thresholds used by our peer group companies, as recommended by our compensation consultant.

With respect to each award of Class D Units, an additional number of Class D Units subject to the award (the distribution equivalent units) having a value equal to the dividends declared during the Performance Period in respect of the shares of our Common Stock corresponding to the base units that become performance vested (less any actual distributions made with respect to such units) will vest in full as of the completion of the Performance Period. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted

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(plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in shares of our Common Stock on the applicable payment dates. Any distribution equivalent units that do not become vested and earned will be cancelled and forfeited upon the completion of the Performance Period.

With respect to Mr. Dyer’s award of performance-based RSUs, such RSUs were granted in tandem with corresponding Dividend Equivalents entitling him to receive payments equal to the dividends paid on the shares of our Common Stock underlying the performance-vested RSUs. Payments in respect of such Dividend Equivalents will be made following the applicable dividend payment date, but no earlier than the date on which the applicable RSU becomes performance vested.

Following the completion of the Performance Period, the 2014 Plan administrator will determine the number of Class D Units (and corresponding distribution equivalent units) and the number of RSUs that have become performance-vested. The number of performance-vested Class D Units and performance-vested RSUs (as applicable) are collectively referred to as the Performance Vested Units.

Following the completion of the Performance Period, any Performance Vested Units will become fully vested as follows, subject to the executive officer’s continued service through each applicable vesting date: 50% on February 27, 2024 and 50% on February 27, 2025. Distribution equivalent units will vest in full as of the completion of the Performance Period and will not be subject to additional time vesting requirements.

In the event of a change in control of the Company, all then-outstanding Performance Vested Units (including any Class D Units or RSUs (as applicable) that become Performance Vested Units in connection with the change in control) will vest in full as of the date of the change in control, subject to the executive officer’s continued service until immediately prior to the change in control.

Except as otherwise described below, any Class D Units or RSUs (as applicable) that have not fully vested as of the date on which an executive officer’s service terminates for any reason will be cancelled and forfeited by the executive officer.

If an executive officer’s service terminates due to disability or, with respect to each executive officer who is not a party to a Severance Agreement or Management Agreement (each as defined elsewhere in this Proxy Statement) with the Company, due to such executive officer’s death, prior to the completion of the Performance Period, the award will remain outstanding and eligible to performance vest in accordance with the performance vesting schedule described above, and any Class D Units or RSUs (as applicable) that become Performance Vested Units will be fully vested as of the completion of the Performance Period. Any Class D Units or RSUs (as applicable) that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

For each executive officer who is a party to a Severance Agreement or Management Agreement with the Company, if such executive officer’s service terminates due to death prior to the completion of the Performance Period, then (i) if such termination occurs on or prior to the second anniversary of the applicable grant date, the award will vest in full with respect to the number of units which would have become Performance Vested Units, in accordance with the performance vesting schedule described above, had the MSCI Index Relative Performance been achieved at the “target” level; and (ii) if such termination occurs after the second anniversary of the applicable grant date, the award will remain outstanding and eligible to performance vest in accordance with the performance vesting schedule described above, and any Class D Units or RSUs (as applicable) that become Performance Vested Units will be fully vested as of the completion of the Performance Period. Any Class D Units or RSUs (as applicable) that do not become fully vested in accordance with the forgoing will be cancelled and forfeited upon the completion of the Performance Period.

If an executive officer’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive officer for “good reason” or, with respect to each executive officer who is not a party to a Severance Agreement or Management Agreement with the Company, in the event of such executive officer’s “retirement”, (each such term as defined in the applicable award agreement), in any case, prior to the completion of the Performance Period, the award will remain outstanding and eligible to performance vest in accordance with the performance vesting schedule described above, and the number of Class D Units or RSUs (as applicable) that vest in full upon the completion of the Performance Period will be determined on a pro rata basis, based on the number of days that the executive officer was employed during the Performance Period. Any Class D Units or RSUs (as applicable) that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

For each executive officer who is a party to a Severance Agreement or Management Agreement with the Company, in the event of such executive officer’s “retirement” (as defined in the applicable award agreement) prior to the completion of the Performance Period, if the Company either (A) fails to offer the executive officer a consulting agreement (as defined in the applicable award agreement) immediately following the executive officer’s retirement, or (B) enters into a consulting agreement with the executive officer and then terminates both the consulting agreement and the consulting relationship established thereby without “cause” (as defined in the consulting agreement) (a Retirement Termination), the award will remain outstanding and eligible to performance vest in accordance with the performance vesting schedule described above, and any Class D Units or RSUs (as applicable) that become Performance Vested Units as of the completion of the Performance Period will be fully vested at such time. Any Class D Units or RSUs (as applicable) that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

If an executive officer’s service is terminated due to the executive officer’s death or disability, by the Company or an affiliate thereof other than for cause, by the executive officer for good reason or due to the executive officer’s retirement, in any case, after the completion of the Performance Period, any Performance Vested Units that remain subject to time-based vesting will vest in full upon such termination.

Time-Based Long-Term Incentive Awards

In 2021, the Compensation Committee granted awards of time-based long-term incentive awards to all of our named executive officers consisting of profits interest units in our Operating Partnership or, with respect to Mr. Dyer, RSUs. Our named executive officers’ 2021 equity awards are set forth below in the “Executive Compensation—Grants of Plan-Based Awards” table.

The time-based long-term incentive awards generally vest 25% per year over a four-year period, subject to the named executive officer’s continued service through the applicable vesting date. Except as otherwise described below, any long-term incentive awards that have not vested as of the date on which a named executive officer’s service terminates for any reason will be cancelled and forfeited by the named executive officer.

If an executive officer’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive officer for “good reason” (each such term as defined in the applicable award agreement), then subject to the executive officer’s timely execution of a general release of claims, the award will vest with respect to the number of time-based profits interest units or RSUs (as applicable) which would have become vested during the 12–month period immediately following the date of such termination, in accordance with the vesting schedule described above, had the executive officer remained continuously employed through such period. If such termination occurs upon or within the 12–month period following a change in control of the Company, then subject to the executive officer’s timely execution of a general release of claims, the time-based profits interest units or RSUs (as applicable) will vest in full.

If a named executive officer’s service terminates due to death or disability, the time-based incentive awards will vest in full upon such termination.

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For each executive officer who is a party to a Severance Agreement or Management Agreement with the Company, in the event of such executive officer’s “retirement” (as defined in the applicable award agreement), if the Company either (A) fails to offer the executive officer a consulting agreement (as defined in the applicable award agreement) immediately following the executive officer’s retirement, or (B) enters into a consulting agreement with the executive officer and thereafter terminates both the consulting agreement and the consulting relationship established thereby without “cause” (as defined in the applicable consulting agreement), subject to the executive officer’s timely execution and nonrevocation of a general release of claims, the time-based incentive awards will vest in full.

2019 Performance Award Results

The performance-based Class D Unit awards granted to Messrs. Stein, Power and Dyer in 2019, which were eligible to performance-vest based on the Company’s MSCI Index Relative Performance for the three-year performance period ended December 31, 2021, satisfied the performance condition above the “target” level (i.e., 170% of target). The Class D Units that satisfied the performance condition are subject to an additional time-vesting condition as follows, subject to the executive officer’s continued service through the applicable vesting date: 50% vested on February 27, 2022 and 50% will vest on February 27, 2023.

Ruberg Acceleration

Following the closing of the Interxion combination, in connection with Mr. Ruberg’s entry into the Management Agreement with us in January 2021, certain of Mr. Ruberg’s then-outstanding RSU awards, covering an aggregate of 130,495 shares of our Common Stock, became fully vested on an accelerated basis, effective as of January 4, 2021.

Severance and Change in Control Benefits

In 2021, we were party to employment agreements or (for Mr. Ruberg) the Management Agreement, as applicable, with each of our named executive officers to help provide stability and security and encourage them to remain with us. The employment agreements and Management Agreement include severance and change in control benefits, among other things.

On December 10, 2019, the Compensation Committee approved a form of Executive Severance Agreement, which we amended and restated on November 29, 2021 (the Severance Agreement), to be entered into with certain executives upon the expiration of their current employment agreements with us. The Company entered into the Severance Agreement with Mr. Dyer in January 2022 upon the expiration of his employment agreement with us. The terms of his Severance Agreement are described below in more detail under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control—Severance Agreement.”

The terms of these severance and change in control arrangements are described below in more detail under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control.” We provide these benefits to our named executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control.

Perquisites

We generally provide our named executive officers with perquisites and other personal benefits that apply uniformly to all of our employees. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. In 2021, we provided the named executive officers with basic life insurance, medical, dental, vision and disability insurance benefits, for which our named executive officers were charged the same rates as all other employees, 401(k) matching funds, health savings account employer contributions and parking, as applicable. Subject to certain limitations, all of our employees, including our named executive officers, may make contributions to eligible charitable organizations and, under our Matching Gifts Program, the Company will match the contributions up to $5,000 for each of our employees, including our named executive officers. Other than these standard benefits, we do not provide any other perquisites.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Internal Revenue Code (the Code) generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers.

We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 100% of our taxable income each year. As a result, we do not expect that the payment of compensation which is not deductible due to Section 162(m) of the Code will have a material adverse federal income tax consequence to us, provided we distribute at least 100% of our taxable income each year. The Compensation Committee has not historically limited executive compensation to the amount deductible under Section 162(m) of the Code and may in the future approve compensation even if such compensation is not deductible by us.

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ASC Topic 718

Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report*

The Compensation Committee of the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth in the Company’s Proxy Statement with management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Kevin J. Kennedy, Chair Mark R. Patterson Mary Hogan Preusse Dennis E. Singleton

*	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2021, Messrs. Singleton, Kennedy and Patterson and Mses. Bjorlin and Hogan Preusse served as members of our Compensation Committee. None of the members of our Compensation Committee is currently, or has been, an officer or employee of our Company. No interlocking relationships exist currently or existed in the last completed fiscal year.

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Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the years ended December 31, 2021, 2020 and 2019 (except for Mr. Ruberg, who joined our Company on March 13, 2020).

(a)	(b)	(c)	(d)		(e)		(f)		(g)		(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	(1)	Stock Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	(3)	All Other Compensation ($)	(4)(5)	Total ($)
A. William Stein Chief Executive Officer	2021	$1,000,000	$—		$10,395,785		$3,584,615		$2,159,201		$17,139,601
	2020	1,000,000	—		10,999,517		4,000,000		1,789,878		17,789,395
	2019	1,000,000	—		8,607,025		2,428,571		1,217,453		13,253,049
Andrew P. Power President & Chief Financial Officer	2021	625,000	—		4,363,157		1,454,327		846,203		7,288,686
	2020	620,192	—		5,421,174		1,562,500		646,588		8,250,454
	2019	600,000	—		4,000,000		857,143		396,401		5,853,544
David C. Ruberg EVP, Strategic Advisor	2021	633,251	779,121		5,157,655		1,116,500		38,350		7,724,877

Gregory S. Wright Chief Investment Officer	2021	600,000	—		3,348,708		1,396,154		189,749		5,534,611
	2020	590,385	—		3,799,735		1,500,000		212,073		6,102,193
	2019	537,308			4,200,000		738,571		193,282		5,669,161
Corey J. Dyer(6)	2021	492,164	—		1,999,703		930,769		298,985		3,721,622
Chief Revenue Officer	2020	436,670	—		2,524,780		467,877		14,301		3,443,628
	2019	384,729	675,000		2,425,000		450,367		91,930		4,027,026

(1)	Amount in this column represents a one-time bonus paid to Mr. Ruberg in connection with Mr. Ruberg entering into the Management Agreement with us in January 2021. The amount paid to Mr. Ruberg was paid in Euros based on the following exchange rate as of the trading date prior to the payment date: €1 = $0.818.

(2)

Amounts in this column include the full grant date fair value of long-term incentive awards granted during the applicable fiscal year in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2021, refer to Note 16 to the Company’s and Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2021, included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021.

The amounts shown in this column (e) for 2021 for Messrs. Stein, Power and Wright also include the incremental value associated with their elections to receive 100% of their respective annual incentive bonuses in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, pursuant to the Equity Election Program. The value of such profits interest units was determined in accordance with ASC Topic 718.

The amounts shown in this column (e) for 2021 for Mr. Ruberg also includes the incremental fair value of the RSUs held by him that were accelerated pursuant to the Management Agreement in January 2021. The incremental fair value of such acceleration, as determined in accordance with ASC Topic 718, was $1,907,837.

The amounts shown in this column (e) for 2021 include the grant date fair value of the performance-based long-term incentive awards granted in January and February 2021 based on the probable outcome of the performance condition to which such long-term incentive awards are subject, which is target level performance, based on a Monte Carlo model and calculated in accordance with ASC Topic 718. These long-term incentive awards are subject to achievement of the Performance Condition as described in the section above entitled “Compensation Discussion and Analysis—Elements of Compensation—2021 Long-Term Incentive Awards.” The table below provides the estimated values of the annual 2021 performance-based long-term incentive awards granted at the threshold, target and maximum levels based on the ASC Topic 718 value:

Name	Value at Threshold (50%)	(a)	Value at Target (100%) (Reported in Column (e) Above)	(a)	Value at Maximum (200%)	(a)
A. William Stein	$3,562,431		$7,124,863		$14,249,725
Andrew P. Power	1,499,890		2,999,781		5,999,561
David C. Ruberg	1,088,706		2,177,411		4,354,822
Gregory S. Wright	1,004,955		2,009,909		4,019,818
Corey J. Dyer	669,968		1,339,936		2,679,872

(a)	Reflects value of base units for awards of profits interest units in our Operating Partnership, or, for Mr. Dyer, value of the number of performance-based RSUs granted.

(3)	The amounts in this column represent performance-based annual incentive awards that were earned during the specified year and paid in the following year. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation” for a discussion of each named executive officer’s actual bonus relative to his target bonus for 2021. Messrs. Stein, Power and Wright elected to receive 100% of their annual incentive bonus for 2021 in the form of unvested profits interest units, in lieu of cash, under the Equity Election Program. The 25% premium value associated with such unvested profits interest units is reflected in column (e).
(4)

The amounts shown for Messrs. Stein and Power for 2020 and 2019 have been revised to include (a) the value of the distribution equivalent units that vested with respect to performance-vested Class D Units for the performance periods ended December 31, 2020 and 2019, respectively (using the closing price of our Common Stock on December 31, 2020 and 2019, respectively), paid in the form of profits interest units in our Operating Partnership, which were previously reported on Form 4 Reports, and (b) distributions paid on unvested performance-based Class D Units that have satisfied the applicable performance condition.

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(5)	The following table sets forth the amount of each other item of compensation paid to, or on behalf of, our named executive officers in 2021 included in the “All Other Compensation” column.

Named Executive Officer	Insurance Premiums	(a)	Distributions/ Dividend Equivalents from Unvested LTI Awards	(b)	Retirement Match	(c)	Distribution Equivalent Units	(d)	Other	(e)	Total
A. William Stein	$22,998		$652,027		11,600		$1,465,076		$7,500		$ 2,159,201
Andrew P. Power	22,998		247,832		11,600		550,033		13,740		846,203
David C. Ruberg	1,137		37,032		0		0		181		38,350
Gregory S. Wright	22,998		152,651		11,600		0		2,500		189,749
Corey J. Dyer	33,061		48,771		7,912		206,736		0		298,985

(a)	Includes medical, dental, vision and disability insurance premiums, basic life insurance premiums and health taxes, as applicable.
(b)	Includes dividends and distributions paid on unvested long-term incentive awards, including performance-based awards that have satisfied the applicable performance condition. Excludes distributions paid on vested long-term incentive awards.
(c)	Includes 401(k) matching funds.
(d)	Includes, for Messrs. Stein, Power and Dyer, the value of the distribution equivalent units that vested with respect to performance-vested Class D Units for the performance period ended December 31, 2021 (using the closing price of our Common Stock on December 31, 2021 ($176.87 per share)), paid in the form of profits interest units in our Operating Partnership.
(e)	Includes health savings account employer contributions, Company-paid parking benefits and matching donations under our Matching Gifts Program, as applicable.

(6)	Payments were made in Canadian dollars for all years presented. Amounts in the table above are in U.S. dollars based on the exchange rates in effect as of December 31, 2021, 2020 and 2019, respectively. In addition, Mr. Dyer is entitled to reimbursement of up to $25,000 every year related to financial service advice regarding his relocation to Canada, however, Mr. Dyer did not request reimbursement of any such expenses in 2021.

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Grants of Plan-Based Awards

The following table provides information concerning payouts under plan-based awards granted or awarded during 2021 to each of our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		(3)
A. William Stein Chief Executive Officer			1,000,000	2,000,000	(5)	4,000,000	—	—	—	—		—
	1/1/2021		—	—		—	18,213	36,425	72,850	—		5,999,926
	1/1/2021		—	—		—	—	—	—	14,335		1,999,876
	2/25/2021		—	—		—	4,277	8,554	17,108	—		1,124,937
	2/25/2021		—	—		—	—	—	—	2,790		374,892
	—	(6)	—	—		—	—	—	—	6,436		896,149
Andrew P. Power President & Chief Financial Officer			390,625	781,250	(5)	1,562,500	—	—	—	—		—
	1/1/2021		—	—		—	6,830	13,659	27,318	—		2,249,910

	1/1/2021		—	—		—				5,375		749,866
	2/25/2021		—	—		—	2,851	5,702	11,404	—		749,870
	2/25/2021		—	—		—	—	—	—	1,860		249,928
	—	(6)	—	—		—	—	—	—	2,611		363,556
David C. Ruberg EVP, Strategic Advisor			357,500	715,000	(5)	1,430,000	—	—	33,114	—
	2/25/2021		—	—		—	8,279	16,557	—	—		2,177,411
	2/25/2021		—	—		—	—	—	—	7,981		1,072,407
	—	(7)	—	—		—		—	—	—		1,907,837
Gregory S. Wright Chief Investment Officer			375,000	750,000	(5)	1,500,000	—	—	—	—
	1/1/2021		—	—		—	4,068	8,135	16,270	—		1,339,997
	1/1/2021		—	—		—	—	—	—	4,730		659,882
	2/25/2021		—	—		—	2,574	5,094	10,188	—		669,912
	2/25/2021		—	—		—	—	—	—	2,455		329,878
	—	(6)	—	—		—	—	—	—	2,507		349,075
Corey J. Dyer Chief Revenue Officer			250,000	500,000	(5)	1,000,000	—	—	—	—
	1/1/2021		—	—		—	—	—	—	2,956		412,392
	1/1/2021		—	—		—	2,542	5,084	10,168	—		837,436
	2/25/2021		—	—		—	—	—	—	1,841		247,375
	2/25/2021		—	—		—	1,911	3,821	7,642	—		502,500

(1)	Represents annual incentive awards at the threshold, target and maximum amounts based on 2021 base salaries. See the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” for actual 2021 bonuses earned based on 2021 performance and which were paid in 2022.
(2)	Represents performance-based Class D Units in our Operating Partnership for our named executive officers or, with respect to Mr. Dyer, performance-based RSUs awarded in 2021. Indicated threshold, target and maximum amounts correspond to the number of units or RSUs that would be earned in the event that specified minimum, target and maximum levels, respectively, were achieved. With respect to performance-based Class D Units, these amounts exclude distribution equivalent units which are eligible to vest upon the conclusion of the applicable performance period. For more information on 2021 long-term incentive awards, see “Compensation Discussion and Analysis—Elements of Compensation—2021 Long-Term Incentive Awards.”
(3)	Represents time-based long-term incentive awards, consisting of profits interest units in our Operating Partnership for our named executive officers or, with respect to Mr. Dyer, RSUs, awarded in 2021 , including, for Messrs. Stein, Power and Wright, the number of incremental unvested profits interest units granted in March 2022 in connection with Messrs. Stein, Power and Wright electing to receive 100% of their 2021 annual incentive bonus in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program. For more information on the 2021 long-term incentive awards, see “Compensation Discussion and Analysis—Elements of Compensation—2021 Long-Term Incentive Awards.”
(4)	Represents the full grant date fair value of performance-based and time-based long-term incentive awards granted to each of our named executive officers during 2021 and, for Messrs. Stein, Power and Wright, the incremental value of unvested profits interest units received in connection with their electing to receive 100% of their 2021 annual incentive bonus in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program, in each case, in accordance with ASC Topic 718. For additional information on the valuation assumptions, refer to Note 16 to the Company’s and our Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2021, included in the Company’s and our Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021.
The amounts shown include the grant date fair value of performance-based long-term incentive awards granted in 2021, based on the probable outcome of the performance condition to which such awards are subject, which was target level performance, calculated in accordance with ASC Topic 718. These long-term incentive awards are subject to achievement of the performance conditions described in “Compensation Discussion and Analysis—Elements of Compensation—2021 Long-Term Incentive Awards.”
(5)	Represents target annual incentive awards based on amounts established for 2021. Actual annual incentive awards are based on 2021 base salary rates.
(6)	Represents the incremental number of unvested profits interest units granted to Messrs. Stein, Power and Wright in March 2022 in connection with their elections to receive 100% of their respective 2021 annual incentive bonuses in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program. For more information on these unvested profits interest units, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation—Equity in Lieu of Annual Cash Bonuses”.
(7)	Represents the incremental fair value, as determined in accordance with ASC Topic 718, of the RSUs held by Mr. Ruberg that were accelerated in January 2021 pursuant to the Management Agreement (as defined elsewhere in this Proxy Statement).

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Narrative Disclosure to Compensation Tables

Employment and Other Agreements

In 2021, we were party to employment agreements (collectively, the Employment Agreements) with all of our named executive officers, except for Mr. Ruberg, who was party to a management agreement with us (together with a side letter between Mr. Ruberg and us, the Management Agreement). On August 24, 2021, we amended the Employment Agreement with Mr. Stein.

The Employment Agreements have initial current terms ending on July 2, 2022 (for Mr. Stein) and January 1, 2023 (for Messrs. Power and Wright); the term of the Management Agreement ends on June 30, 2022 (for Mr. Ruberg). The term of each of the Employment Agreements for Messrs. Power and Wright will automatically be extended for one additional year upon the expiration of the initial current term unless either party provides notice of such party’s intention not to renew the applicable Employment Agreement not less than 60 days prior to the expiration of the initial term. The term of the Employment Agreement for Mr. Stein, as amended, will automatically renew for successive one-year periods, unless either party provides notice of such party’s intention not to renew the term not less than 60 days prior to the expiration of the then-current term.

The Employment Agreement with Mr. Dyer had a term that ended on January 7, 2022, and following the expiration of Mr. Dyer’s Employment Agreement, we entered into our standard Severance Agreement with Mr. Dyer, effective as of January 31, 2022.

Pursuant to the terms of each Employment Agreement, the annual base salary of each of Messrs. Stein, Power and Wright is (and was, for Mr. Dyer, while his Employment Agreement was in effect) subject to increase, but not decrease, in the discretion of the Compensation Committee. Please see “Compensation Discussion and Analysis—Elements of Compensation—Annual Base Salary” for the current annual base salaries of our named executive officers.

Each Employment Agreement also provides (or, for Mr. Dyer, provided) that the applicable named executive officer is eligible to earn an annual cash performance bonus under the Company’s incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. Under the respective Employment Agreement or Management Agreement, as applicable, the named executive officers’ target and, as applicable, maximum bonus opportunities are as follows (which were in effect in 2021):

•	Mr. Stein’s target and maximum annual bonuses are equal to 200% and 400%, respectively, of his base salary.
•	Mr. Power’s target and maximum annual bonuses are equal to 125% and 250%, respectively, of his base salary.
•	Mr. Wright’s target and maximum annual bonuses are equal to 125% and 250%, respectively, of his base salary.
•	Mr. Ruberg’s target annual cash bonus is equal to 110% of his base salary.
•	Mr. Dyer’s target and maximum annual bonuses are equal to 100% and 200%, respectively, of his base salary.

Please see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation” for the current target and maximum annual bonus opportunities of our named executive officers.

Following the closing of the Interxion combination, in connection with Mr. Ruberg’s entry into the Management Agreement with us in January 2021, we paid Mr. Ruberg a one-time cash retention bonus equal to $779,121. The bonus was paid to Mr. Ruberg in Euros based on the closing exchange rate as of the trading date prior to the date of payment. In addition, under the Management Agreement, certain of Mr. Ruberg’s then-outstanding RSU awards, covering an aggregate of 130,495 shares of our Common Stock, became fully vested on an accelerated basis, effective as of January 4, 2021.

Each of the Employment Agreements for our named executive officers provides (or, for Mr. Dyer, provided) that the applicable named executive officer is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executive officers. Under the Management Agreement, Mr. Ruberg is eligible to participate in the group welfare benefit plans and programs maintained by us for the benefit of our employees and to receive grants of RSU awards under the 2014 Plan from time to time, as determined by the Company.

Each Employment Agreement, as well as the Management Agreement, provides for certain severance payments and benefits on a qualifying termination of employment, as described below under “Executive Compensation—Potential Payments upon Termination or Change in Control.” The Employment Agreements and Management Agreement also provide (or provided, for Mr. Dyer) that in the event of such executive officer’s retirement, the executive officer will enter into a consulting agreement with us pursuant to which he will provide us with support on matters that would normally involve the position and role last held by the executive officer prior to such retirement, litigation support and senior client relationship management services.

The Employment Agreements and Management Agreement contain or reference confidentiality covenants by the named executive officers which apply indefinitely and other restrictive covenants that include non-solicitation and non-competition obligations both during employment with the Company, and, for some, a limited time afterward.

Severance Agreement

The Severance Agreement that we entered into with Mr. Dyer in January 2022 has a current term ending on December 31, 2022. In the event that a change in control of the Company occurs during the term of such Severance Agreement, such term will automatically be extended to the second anniversary of the date of such change in control.

Mr. Dyer’s Severance Agreement provides for certain severance payments and benefits on a qualifying termination of employment, as described below under “Executive Compensation—Potential Payments upon Termination or Change in Control.” In addition, Mr. Dyer’s Severance Agreement provides that in the event of his retirement, he will enter into a consulting agreement with us pursuant to which he will provide us with support on matters that would normally involve the position and role last held by the executive officer prior to such retirement, litigation support and senior client relationship management services. The Severance Agreement also contains or references confidentiality covenants by Mr. Dyer which apply indefinitely and other restrictive covenants that include non-solicitation and non-competition obligations both during employment with the Company and a limited time afterward.

For more information on the Severance Agreement with Mr. Dyer, see “Executive Compensation—Potential Payments upon Termination or Change in Control—Severance Agreements.”

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the outstanding equity awards held by our named executive officers as of December 31, 2021. Certain of these awards are subject to accelerated vesting provisions in connection with a qualifying termination of employment, including in connection with a change in control of the Company, as described under the section below titled, “ —Potential Payments Upon Termination or Change in Control”.

					Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)
A. William Stein Chief Executive Officer	1/1/2018	(4)	43,683		7,726,212		—		—
	3/2/2018	(5)	6,443		1,139,573		—		—
	3/9/2018	(4)	4,300		760,541		—		—
	3/9/2018	(5)	379		67,034		—		—
	1/1/2019	(6)	85,819		15,178,807		—		—
	2/21/2019	(6)	2,800		495,236		—		—
	2/21/2019	(7)	8,594		1,520,021		—		—
	2/19/2020	(8)	—		—		69,924		12,367,458
	2/19/2020	(9)	11,327		2,003,406		—		—
	2/19/2020	(10)	11,462		2,027,284		—		—
	3/17/2020	(11)	—				14,467		2,558,778
	1/1/2021	(12)	—		—		72,850		12,884,980
	1/1/2021	(13)	14,335		2,535,431		—		—
	2/25/2021	(12)	—		—		—		—
	2/25/2021	(13)	2,790		493,467		—		—
	2/25/2021	(14)	37,210		6,581,333		—		—
Andrew P. Power President & Chief Financial Officer	1/1/2018	(4)	10,953		1,937,257		—		—
	3/2/2018	(5)	3,208		567,399		—		—
	3/9/2018	(4)	5,504		973,492		—		—
	1/1/2019	(6)	28,790		5,092,087		—		—
	2/21/2019	(6)	4,480		792,378		—		—
	2/21/2019	(7)	5,370		949,792		—		—
	2/19/2020	(8)	—		—		26,222		4,637,885
	2/19/2020	(9)	4,247		751,167		—		—
	2/19/2020	(15)	2,360		417,413		—		—
	3/17/2020	(11)	—		—		10,170		1,798,768
	1/1/2021	(12)	—		—		27,318		4,831,735
	1/1/2021	(13)	5,375		950,676		—		—
	2/25/2021	(12)	—		—		11,404		2,017,025
	2/25/2021	(13)	1,860		328,978		—		—
	2/25/2021	(14)	14,535		2,570,805		—		—
David C. Ruberg EVP, Strategic Advisor	2/25/2021	(12)	—		—		33,114		5,856,873
	2/25/2021	(13)	7,981		1,411,599		—		—
Gregory S. Wright Chief Investment Officer	1/1/2019	(16)	9,855		1,743,054		—		—
	2/19/2020	(8)	—		—		15,616		2,762,002
	2/19/2020	(9)	3,738		661,140		—		—
	2/19/2020	(15)	2,266		400,787		—		—
	3/17/2020	(11)	—		—		8,680		1,535,232
	1/1/2021	(12)	—		—		16,270		2,877,675
	1/1/2021	(13)	4,730		836,595		—		—
	2/25/2021	(12)	—		—		10,188		1,801,952
	2/25/2021	(13)	2,455		434,216		—		—

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			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)
Corey J. Dyer Chief Revenue Officer	2/21/2019	(6)	12,505		2,211,759		—		—
	2/21/2019	(7)	1,772		313,414		—		—
	2/19/2020	(8)	—		—		9,760		1,726,251
	2/19/2020	(9)	2,337		413,345		—		—
	2/19/2020	(15)	1,605		283,877		—		—
	3/17/2020	(11)	—		—		6,148		1,087,397
	1/1/2021	(12)	—		—		10,168		1,798,414
	1/1/2021	(13)	2,956		522,828		—		—
	2/25/2021	(12)	—		—		7,642		1,351,641
	2/25/2021	(13)	1,841		325,618		—		—

(1)	Represents time-based long-term incentive awards, including profits interest units in our Operating Partnership and RSUs, subject to time-vesting, which vest in installments over periods of approximately two to four years, following the grant date.
(2)	Amounts shown were determined based on multiplying the number of shares or units shown in the table by the per share closing market price of our Common Stock on December 31, 2021 of $176.87 per share.
(3)	Represents performance-based long-term incentive awards, including Class D Units in our Operating Partnership and RSUs, that vest based on the Company’s performance relative to the MSCI US REIT Index (RMS) during the applicable three-year performance period, as well as the performance-based Transaction Awards (as defined below).
(4)	Performance-based long-term incentive units (consisting of Class D Units in our Operating Partnership) that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2018 to December 31, 2020. Performance-based long-term incentive units that satisfied the performance condition vested on February 27, 2021 (50%) and February 27, 2022 (50%).
(5)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership) that vested on February 27, 2019 (25%), February 27, 2020 (25%), February 27, 2021 (25%), and February 27, 2022 (25%).
(6)	Performance-based long-term incentive units (consisting of Class D Units in our Operating Partnership) that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2019 to December 31, 2021. Performance-based long-term incentive units that satisfied the performance condition vested on February 27, 2022 (50%) and will vest on February 27, 2023 (50%), subject to the executive officer’s continued service through the applicable vesting date.
(7)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership) that vested on February 27, 2020 (25%), February 27, 2021 (25%) and February 27, 2022 (25%) and will vest on February 27, 2023 (25%), subject to the executive officer’s continued service through the applicable vesting date.
(8)	Performance-based long-term incentive awards (consisting of Class D Units in our Operating Partnership (for Messrs. Stein, Power and Wright) and RSUs (for Mr. Dyer)) that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2020 to December 31, 2022. Performance-based long-term incentive awards that satisfy the performance condition will vest on February 27, 2023 (50%) and February 27, 2024 (50%), subject to the executive officer’s continued service through the applicable vesting date. Amounts shown assume the Company’s achievement of the maximum level of performance.
(9)	Time-based long-term incentive awards (consisting of profits interest units in our Operating Partnership (for Messrs. Stein, Power and Wright) and RSUs (for Mr. Dyer)) that vested on February 27, 2021 (25%) and February 27, 2022 (25%) and will vest in equal amounts (25%) on each of February 27, 2023 and February 27, 2024, subject to the executive officer’s continued service through the applicable vesting date.
(10)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership) that vested on February 27, 2021 (50%) and February 27, 2022 (50%). These units were granted to Mr. Stein in connection with Mr. Stein’s election to receive a percentage of his 2019 annual incentive bonus in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program.
(11)	Performance-based Transaction Awards (consisting of Class D Units in our Operating Partnership (for Messrs. Stein, Power and Wright) and RSUs (for Mr. Dyer)) that vest based on the attainment of performance metrics related to the successful integration of the combination between the Company and Interxion during the three-year period commencing on March 12, 2020 (the date on which the Interxion combination closed), subject to the executive officer’s continued service through the applicable vesting date. Amounts shown assume the Company’s achievement of the maximum level of performance.
(12)	Performance-based long-term incentive awards (consisting of Class D Units in our Operating Partnership (for Messrs. Stein, Power, Ruberg and Wright) and RSUs (for Mr. Dyer)) that vest based on the Company’s performance relative to the MSCI US REIT Index during the performance period from January 1, 2021 to December 31, 2023. Performance-based long-term incentive units that satisfy the performance condition will vest on February 27, 2024 (50%) and February 27, 2025 (50%), subject to the executive officer’s continued service through the applicable vesting date. Amounts shown assume the Company’s achievement of the threshold level of performance.
(13)	Time-based long-term incentive awards (consisting of profits interest units in our Operating Partnership (for Messrs. Stein, Power, Ruberg and Wright) and RSUs (for Mr. Dyer)) that vested on February 27, 2022 (25%) and will vest in equal amounts (25%) on February 27, 2023, February 27, 2024 and February 27, 2025, subject to the executive officer’s continued service through the applicable vesting date.
(14)	Time-based long-term incentive units (consisting of profits interest units in our Operating Partnership) that vested on February 27, 2022 (50%) and will vest on February 27, 2023 (50%), subject to the executive officer’s continued service through the applicable vesting date. These units were granted to the named executive officer in connection with the executive officer’s election to receive a percentage of his 2020 annual incentive bonus in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program.
(15)	Time-based Transaction Awards (consisting of profits interest units in our Operating Partnership (for Messrs. Power and Wright) and RSUs (for Mr. Dyer)) related to the Interxion combination that vested in equal amounts (50%) on each of March 12, 2021 and March 12, 2022 (the first and second anniversaries of the date on which the Interxion combination closed).
(16)	Time-based RSUs that vested on January 1, 2020 (25%), January 1, 2021 (25%) and January 1, 2022 (25%) and will vest on January 1, 2023 (25%), subject to the executive officer’s continued service through the applicable vesting date.

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Each of Messrs. Stein, Power and Wright elected to receive 100% of his annual incentive bonus for 2021 in the form of unvested profits interest units (with a 25% premium value), in lieu of cash, under the Equity Election Program. Such profits interest units were not granted until March 2022 after their final 2021 annual incentive bonus amounts were determined, and are therefore not reflected in the table above.

In 2020, in order to reward our named executive officers for their efforts in closing the Interxion combination and to incentivize them to integrate the Interxion business with the Company’s business, the Compensation Committee granted one-time awards to certain of our named executive officers, subject to the closing of the Interxion combination (collectively, the Transaction Awards).

Option Exercises and Stock Vested

The following table provides the number of shares of our Common Stock subject to equity awards, including long-term incentive units and RSUs, which vested during 2021, and the value realized by our named executive officers on vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	(1)
A. William Stein, Chief Executive Officer	130,854	$18,308,659
Andrew P. Power, President & Chief Financial Officer	43,306	6,082,805
David C. Ruberg, EVP, Strategic Advisor	130,495	17,654,669
Gregory S. Wright, Chief Investment Officer	13,366	2,216,884
Corey J. Dyer, Chief Revenue Officer	10,667	1,530,687

(1)	Value realized on vesting of long-term incentive units and RSUs is calculated based on the per share closing market price of our Common Stock on the vesting dates of such units and RSUs and, for long-term incentive units, assumes those units were exchanged for Common Stock and sold on that date.

Nonqualified Compensation

The following table provides certain information relating to the participation of our named executive officers in our Deferred Compensation Plan during 2021. Mr. Stein was the only named executive officer who participated in our Deferred Compensation Plan during 2021. No named executive officers contributed to our Deferred Compensation Plan during 2021.

Name	Executive contributions in last FY ($)	(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)	(2)
A. William Stein	$—		$—	$902,281	$—	$7,714,151
Chief Executive Officer

(1)	Mr. Stein did not contribute to the Deferred Compensation Plan in 2021.
(2)	Includes $6,811,870 previously reported as compensation for Mr. Stein in the “Summary Compensation Table” for prior years.

Deferred Compensation Plan

We maintain the Digital Realty Trust, Inc. Deferred Compensation Plan (as amended, the Deferred Compensation Plan), under which eligible employees, including our named executive officers, are permitted to defer receipt of up to 100% of their base salary, bonus and/or commissions earned on or after January 1, 2014.

The amounts deferred under the Deferred Compensation Plan are deemed to be invested in investment alternatives chosen by the participant from a range of choices established by our Compensation Committee. The balances of participant accounts are adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.

Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (i) a future year specified by the participant, (ii) the participant’s termination of employment, (iii) the participant’s death or disability, or (iv) a change in control of the Company. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years. In addition, if a participant elects to receive a distribution of his or her account balance upon a termination of employment, the participant may elect whether his or her distributions will be made or commence, as applicable, in the second through tenth calendar years following such termination of employment (a Post-Separation Election).

Payment of a participant’s account will be made or commence, as applicable, as follows: (i) in the case of a specified year, on the Company’s first regular payroll date to occur during the month of July (the Payment Date) of the year

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specified by the participant, (ii) in the case of a termination of employment, on the Payment Date occurring during the year immediately following such termination of employment or, if the participant has made a Post-Separation Election, on the Payment Date occurring during the second through tenth year (as applicable) following such termination of employment, (iii) in the case of death or disability, on the Payment Date occurring during the year immediately following such death or disability, as applicable, or (iv) in the case of a change in control of the Company, as soon as possible following the change in control. If a participant selects more than one distribution event, payments will be made or commence, as applicable, on the earliest selected distribution event to occur.

The Deferred Compensation Plan is administered by our Compensation Committee, which has the authority to appoint or delegate the administration of the plan to another individual or sub-committee. The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A “rabbi trust” has been established to satisfy our obligations under the Deferred Compensation Plan.

Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to full vesting of all equity awards (other than certain performance-based vesting equity awards that have not met their performance-based vesting requirement) held by them upon a qualifying termination of employment within one year following a change in control. Our named executive officers are (or, for Mr. Dyer, were) also entitled to severance payments upon qualifying terminations of employment pursuant to the terms of their Employment Agreements or, for Mr. Ruberg, the Management Agreement. The Employment Agreement with Mr. Dyer had a term that ended on January 7, 2022, and upon the expiration of Mr. Dyer’s Employment Agreement, we entered into our standard Severance Agreement with Mr. Dyer, effective as of January 31, 2022.

Mr. Dyer is currently eligible for severance payments under the terms of his Severance Agreement, and references below to his Employment Agreement refer to the payments and benefits that would have been provided under his Employment Agreement as in effect during 2021 (before his Separation Agreement became effective).

Employment Agreements and Management Agreement

Mr. Stein’s Employment Agreement provides that if he is terminated by us without “cause” or he resigns for “good reason” (each as defined in his Employment Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will become eligible for a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) two times (or, if such termination occurs within 12 months after a change in control of the Company (as defined in the 2014 Plan), three times) the sum of (a) his then-current annual base salary plus (b) the average annual bonus earned by Mr. Stein during the three fiscal years preceding the year of termination (the average bonus), (ii) a prorated portion of his target annual bonus for the partial fiscal year in which the termination date occurs (the stub year bonus), and (iii) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus (if any), if determined, or the target bonus if bonuses have not yet been determined (in either case, the prior year bonus), if any.

The Employment Agreements and the Management Agreement with our other named executive officers each provide that if the applicable named executive officer’s employment is terminated by us without “cause” or by the named executive officer for “good reason” (each as defined in the respective Employment Agreement or Management Agreement, as applicable), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will be entitled to receive a lump-sum severance payment within 30 days or, in the case of Mr. Ruberg, 60 days, after the date of such termination in an amount equal to the sum of (i) one times (the Severance Multiple) the sum of (a) his then-current annual base salary plus (b) his target annual bonus for the fiscal year in which the termination date occurs, (ii) the stub year bonus and (iii) the prior year bonus, if any. In addition, if the applicable named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason within 12 months following a change in control of the Company (as defined in the 2014 Plan) or, for Mr. Ruberg, within 60 days prior to or within 24 months following the change in control, the named executive officers will be entitled to the same benefits and payments as described above, except that the Severance Multiple shall be equal to two times, rather than one times.

In addition to the severance payments described above, each named executive officer will be (subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants) entitled to receive (i) Company-subsidized healthcare coverage for up to 18 months (for Mr. Stein) or 12 months (for the other named executive officers) following termination, (ii) outplacement services for 12 months following termination, (iii) for Messrs. Wright, Ruberg and Dyer, any outstanding equity-based awards that are held by such executive officer will be governed by the terms of the applicable award agreements (except that the RSUs and profits interest units awarded to Messrs. Wright and Dyer, respectively, in connection with the commencement of his employment with us in 2019 shall vest in full immediately prior to such termination), and (iv) for Messrs. Stein and Power, (a) any long-term incentive awards that are held by the named executive officer and subject to vesting based on continued employment or lapse of time will vest with respect to that number of time-based long-term incentive units that would have become vested during the 12-month period immediately following such termination (had the executive remained continuously employed through such period) unless such termination occurs within 12 months after a change in control of the Company (in which case such awards will vest in full); and (b) any awards that are held by the named executive officers and subject to vesting based on the satisfaction of performance goals, including any performance-based long-term incentive units, will be governed by the terms of the applicable award agreement.

The Employment Agreements and the Management Agreement further provide that upon a termination of employment due to the death or disability of the applicable named executive officer, he will become eligible for a lump-sum severance payment within 30 days or, in the case of Mr. Ruberg, 60 days, after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) his target annual bonus for the year of termination, (iii) the stub year bonus and (iv) the prior year bonus, if any. In addition, all equity-based awards subject to vesting based solely on continued employment or the lapse of time held by Messrs. Stein, Power, Wright and Dyer will become vested immediately prior to the date of such termination. Any performance-based vesting awards held by Messrs. Stein, Power and Wright, following the completion of the performance period, will vest with respect to the total number of shares or units (as applicable) subject thereto that satisfy the applicable performance

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conditions (without pro ration based on length of service) and any performance-based vesting awards held by Mr. Dyer would have been subject to the severance provisions described above. Any outstanding equity-based awards held by Mr. Ruberg will be subject to the terms and conditions of the applicable incentive plan and award agreement evidencing such awards.

Messrs. Stein, Wright, Dyer and Power’s Employment Agreements additionally provide that in the event of their retirement (as defined in the respective Employment Agreement), then, subject to their execution and non-revocation of a general release of claims and their continued compliance with applicable restrictive covenants, they will be entitled to receive (i) a lump-sum severance payment within 30 days after the date of such retirement in an amount equal to the sum of (x) the stub year bonus (except, for Mr. Stein, as calculated using the average annual bonus earned for the three Company fiscal years immediately preceding the fiscal year in which such retirement occurs) plus (y) the prior year bonus, if any, and (ii) Company-subsidized healthcare coverage for up to 36 months following termination. The Management Agreement provides that, in the event of Mr. Ruberg’s retirement (as defined in the Management Agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will be entitled to receive Company-subsidized healthcare coverage for up to 12 months following termination.

The Employment Agreements and the Management Agreement also provide that in the event of the applicable executive officer’s retirement, the executive officer will enter into a consulting agreement with us pursuant to which they will provide us with support on matters that would normally involve the position and role last held by the executive officer prior to such retirement, and litigation support and senior client relationship management services and, if they continue to provide services to us following their retirement their long-term incentive awards will continue to vest during such service period. In addition, the Management Agreement provides that, in the event Mr. Ruberg’s employment is terminated due to the expiration of the Management Agreement on June 30, 2022, Mr. Ruberg will be entitled to a pro-rata portion of his 2022 annual bonus, based on the actual achievement of the pro-rated performance metrics as of such date. The bonus will be paid to Mr. Ruberg on the same date as the annual bonuses are paid to other executive officers, but in no event later than March 15, 2023.

Each of the Employment Agreements and the Management Agreement provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the named executive officer than receiving the full amount of such payments.

Severance Agreement

Mr. Dyer’s Severance Agreement, which became effective on January 31, 2022, provides that if his employment is terminated without “cause” or by Mr. Dyer for “good reason” or in the event of his death or disability (each as defined in the Severance Agreement), then (subject to the terms and conditions of the Severance Agreement, his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants), he will become eligible for a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) one times (or, if such termination occurs sixty days before or two years after a change in control, two times) the sum of (a) his then-current annual base salary, plus (b) his target annual bonus for the fiscal year in which the termination date occurs, (ii) the stub year bonus, and (iii) the prior year bonus, if any. Mr. Dyer will also be entitled to Company-subsidized healthcare coverage for up to 12 months following termination, as well as Company-paid outplacement services for 12 months following his termination.

Under the Severance Agreement, in the event of Mr. Dyer’s retirement (as defined in his Severance Agreement), then, subject to his execution and non-revocation of a general release of claims and entering into a consulting agreement (as defined in his Severance Agreement) with the Company (pursuant to which he will provide support on matters that would normally involve his position and role, litigation support and senior client relationship management services to the Company), Mr. Dyer will be entitled to receive Company-paid healthcare coverage for up to 12 months following retirement and his outstanding equity-based awards will continue to vest during the term of the consulting agreement.

The Severance Agreement provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the named executive officer than receiving the full amount of such payments.

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Estimated Potential Payments

The following table sets forth estimates of the payments that would be made to our named executive officers in the event that a qualifying termination of employment and/or a change in control occurs, assuming that the triggering event took place on December 31, 2021.

Name	Without Cause or for Good Reason (without Change in Control)	(1)	Death or Disability	(2)	Without Cause or for Good Reason (with Change in Control)	(3)	Occurrence of Change in Control	(4)(5)	Retirement	(6)
A. William Stein, Chief Executive Officer(7)
Severance Payment	$10,952,381		$5,000,000		$15,428,571		$—		$3,476,190
Unvested Profits Interest Units(8)	33,931,884		55,013,822		55,013,822		45,355,888		—
Health Insurance	32,257		—		32,257		—		64,513
Andrew P. Power, President & Chief Financial Officer(7)
Severance Payment	2,187,500		2,187,500		3,593,750		—		—
Unvested Profits Interest Units(8)	13,459,259		22,173,131		22,173,131		18,421,718		—
Health Insurance	21,504		—		21,504		—		—
David C. Ruberg, EVP, Strategic Advisor(7)
Severance Payment	2,080,000		2,080,000		3,445,000		—		—
Unvested Profits Interest Units(8)	1,621,756		—	(9)	5,218,549		—		—
Health Insurance	—		—		—		—		—
Gregory S. Wright, Chief Investment Officer(7)
Severance Payment	2,100,000		2,100,000		3,450,000		—		—
Unvested Profits Interest Units/Restricted Stock Units(8)	5,648,928		10,447,888		10,447,888		6,660,924		—
Health Insurance	21,504		—		21,504		—		—
Corey J. Dyer, Chief Revenue Officer(7)
Severance Payment	1,500,000		1,500,000		2,500,000		—		—
Unvested Profits Interest Units/Restricted Stock Units(8)	3,727,651		6,685,686		6,685,686		6,112,839		—
Health Insurance	—		—		—		—		—

(1)	Performance-based equity awards that are subject to completion of the applicable three-year performance period are reflected: (a) assuming achievement at the maximum level of the performance condition for each such award and (b) prorated for the portion of the three-year performance period completed as of December 31, 2021. Unvested time-based equity awards are subject to vesting as follows: (a) vesting of that portion of the award that would have become vested in the 12 months after December 31, 2021; and (b) for new hire awards (for Mr. Wright), full vesting.
(2)	Performance-based equity awards that are subject to completion of the applicable three-year performance period are reflected assuming achievement at the maximum level of the performance condition for each such award. Unvested time-based equity awards will vest in full.
(3)	Performance-based equity awards that are subject to completion of the applicable three-year performance period are reflected assuming achievement at the actual level of the performance condition as of December 31, 2021 for each such award. Unvested time-based equity awards will vest in full.
(4)	The amounts payable that are reflected in this column with respect to the acceleration of each named executive officer’s equity awards, as applicable, will only be paid once upon the occurrence of a change in control and not again in the event of a subsequent termination of employment.
(5)	Performance-based equity awards that are subject to completion of the applicable three-year performance period are reflected assuming achievement at the actual level of the performance condition as of December 31, 2021 for each such award. Unvested time-based equity awards will not vest.
(6)	Mr. Stein’s Employment Agreement provides that he will enter into a consulting agreement with us, and while he continues to provide services to us following his retirement (whether as a member of the Board or as a consultant), his unvested equity awards will continue to vest during such service period according to the original vesting schedules. None of our other named executive officers were entitled to receive retirement benefits under their Employment Agreements or, for Mr. Ruberg, the Management Agreement, as of December 31, 2021. For a summary of the payments and benefits such named executive officers would become entitled to receive upon retirement, please see “—Employment Agreements and Management Agreement” and “—Severance Agreements” above.
(7)	Each of the Employment Agreements and the Management Agreement also provides (or, for Mr. Dyer, provided) for outplacement counseling services for a period of 12 months following a termination without cause or for good reason, which we estimate to be a cost of approximately $16,500 per executive officer.
(8)	The treatment of unvested equity awards is set forth in the Employment Agreements, the Management Agreement or in the applicable equity award agreements, as applicable, with our named executive officers.
(9)	Amount shown in table reflects potential payments upon disability. Upon death, payment amount would be $3,806,950.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Stein, our Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (excluding, from such determination, our CEO) was $122,276; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $17,139,601.

Based on this information, for 2021, the annual total compensation of our CEO was approximately 140 times the annual total compensation of our median employee (excluding, from such determination, our CEO).

Determining the Median Employee

The Company used our employee population data as of December 31, 2021 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 2,973 individuals, with approximately 46% of these individuals located in the United States. As permitted by Item 402(u) of Regulation S-K, we have determined to omit the approximate number of employees from the jurisdictions set forth in the following table from our employee population in the determination of our pay ratio for 2021.

Jurisdiction	Number of Omitted Employees
Australia	17
Greece	60
Hong Kong	11
Italy	2
Japan	8

Our employee workforce for purposes of our pay ratio calculation consists of full- and part-time employees.

To identify the median employee from our employee population, we used salary, bonus (including commissions) plus equity compensation (as reflected in our payroll and HR system records) actually paid or earned during 2021. In identifying the median employee, we annualized base pay of all permanent employees who were new hires in 2021 or on leave of absence in 2021 and we did not make any cost-of-living adjustments. Earnings of our employees outside the U.S. were converted to U.S. dollars using exchange rates as of December 31, 2021.

The employee used for purposes of calculating the ratio of the annual total compensation of the employee who represents our median compensated employee (excluding, from such determination, our CEO) to the annual total compensation of our CEO is a full-time employee located in the United States.

Our median employee’s annual total compensation in 2021 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2021 in our Summary Compensation Table included in this Proxy Statement.

2022 Compensation

In February 2022, the Compensation Committee approved the following components of 2021 compensation for our named executive officers:

2022 Salary and Bonus Levels

		Annual Bonus as a % of 2022 Salary
Name	2022 Salary	Threshold	Target	Maximum
A. William Stein	$1,000,000	100%	200%	400%
Andrew P. Power	650,000	62.5%	125%	250%
David C. Ruberg	650,000	55%	110%	220%
Gregory S. Wright	625,000	62.5%	125%	250%
Corey J. Dyer	525,000	50%	100%	200%

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Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified non-employee directors to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to our Company as well as the skill level we require of members of our Board.

Cash Compensation

The following tables show the annual cash retainers and Board committee fees for our non-employee directors under our director compensation program in 2021.

Annual Cash Retainers for Non-Employee Directors	Annual Fee
Board Member	$85,000
Chairman of the Board(1)	$50,000
(1)	In addition to the annual cash base retainer.

	Annual Fee
Board Committee Fees	Chairperson	Member
Audit Committee	$35,000	$20,000
Compensation Committee	$30,000	$15,000
Nominating and Corporate Governance Committee	$25,000	$15,000

Director Election Program

In November 2018, the Board adopted a program pursuant to which non-employee directors may elect to receive all or a portion of their cash retainers and director fees otherwise payable in cash in any combination of (i) cash or (ii) fully-vested profits interest units of our Operating Partnership, having a value (based on the Company’s closing share price on the date of grant) equal to 100% of the cash retainer and director fee amounts subject to the election. Under this program, the following non-employee directors elected to receive fully-vested profits interest units in lieu of their 2021 cash retainers.

Director	Percent of Annual Fee	Profits Interest Units (#)
Laurence A. Chapman	90%	901
Alexis Black Bjorlin	100%	687
Michael A. Coke*	100%	364
VeraLinn Jamieson	100%	679
William G. LaPerch	50%	399
Dennis E. Singleton	100%	642
*	Mr. Coke did not stand for re-election to our Board at the 2021 Annual Meeting of Stockholders.

Equity Compensation

The Company’s 2014 Plan currently provides for formulaic grants of long-term incentive units to non-employee directors as follows:

•	Pro Rata Grant. Commencing as of the date of the 2021 Annual Meeting of Stockholders, each person who first becomes a non-employee director on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming a non-employee director, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $190,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of months that have elapsed since the immediately preceding annual meeting of stockholders by (y) 12. In addition to the foregoing pro-rata grant, if applicable, each person who first becomes the Chairman of the Board on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming the Chairman of the Board, be granted a number of long-term incentive units equal to the product of (A) the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of whole months that have elapsed since the immediately preceding annual meeting of stockholders by (y) 12. The awards will vest in full on the earlier of (i) the first anniversary of the date of grant, or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to the director’s continued service with the Company until the applicable vesting date.

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•	Annual Grant. Commencing as of the date of the 2021 Annual Meeting of Stockholders, each person who first becomes a non-employee director at an annual meeting of stockholders and each person who otherwise continues to be a non-employee director immediately following such annual meeting will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $190,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. In addition to the foregoing annual grant, each person who first becomes Chairman of the Board at an annual meeting of stockholders or such person who otherwise continues to be the Chairman of the Board immediately following such annual meeting as applicable will, on the date of such annual meeting, be granted a number of long-term incentive units equal to the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. A director who is also an employee who subsequently incurs a termination of employment and remains on the Board will not receive a pro-rata grant, but, to the extent such director is otherwise eligible, will receive annual grants after such termination of his status as an employee. The awards will vest in full on the earlier of (i) the first anniversary of the date of grant, or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to the director’s continued service with the Company until the applicable vesting date.

Each non-employee director may elect in advance to receive in lieu of his or her annual long-term incentive unit award an equivalent number of shares in the form of restricted stock, subject to the same vesting schedule as described for the pro rata grant and annual grant of long-term incentive units. If a non-employee director does not qualify as an “accredited investor” within the meaning of Regulation D of the Securities Act on the date of any grant of long-term incentive units to such director, then the director will not receive such grant of long-term incentive units, and in lieu thereof will automatically be granted an equivalent number of shares in the form of restricted stock, subject to the same vesting schedule as described for the pro rata grant and annual grant of long-term incentive units.

Subject to certain limitations, our directors may make contributions to eligible charitable organizations and, under our Matching Gifts Program, the Company will match the contributions up to $5,000 for each director.

The table below summarizes the compensation we paid to our non-employee directors during the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	(1)	Stock Awards ($)	(2)(3)	All Other Compensation ($)		Total ($)
Laurence A. Chapman	149,766	(4)	289,877		5,000	(5)	444,643
Alexis Black Bjorlin	102,897	(4)	189,935		4,400	(5)	297,232
Michael A. Coke	50,924	(4)(6)	—		—		50,924
VeraLinn Jamieson	101,420	(4)	189,935		—		291,355
Kevin J. Kennedy	115,000		189,935		—		304,935
William G. LaPerch	119,688	(4)	189,935		5,000	(5)	314,623
Jean F.H.P. Mandeville	105,000		189,935		—		294,935
Afshin Mohebbi	120,000		189,935		—		309,935
Mark R. Patterson	115,000		189,935		—		304,935
Mary Hogan Preusse	125,000		189,935		—		314,935
Dennis E. Singleton	96,645	(4)(7)	189,935		—		286,580
(1)	As of December 31, 2021, the members of the Audit Committee were Messrs. Mohebbi (Chair), LaPerch and Mandeville and Ms. Bjorlin, the members of the Compensation Committee were Messrs. Kennedy (Chair), Patterson and Singleton and Ms. Hogan Preusse and the members of the Nominating and Corporate Governance Committee were Mses. Hogan Preusse (Chair) and Jamieson and Messrs. Chapman, LaPerch and Patterson.
(2)	The amounts in this column represent the full grant date fair value of annual equity grants of long-term incentive units and restricted stock (in the case of Mr. Mandeville) granted on June 3, 2021 in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2021, refer to Note 16 to the Company’s and Operating Partnership’s consolidated financial statements for the fiscal year ended December 31, 2021, included in the Company’s and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	The aggregate number of vested long-term incentive units or restricted stock (in the case of Mr. Mandeville) outstanding at December 31, 2021 for each of our non-employee directors is set forth in the table below:

Laurence A. Chapman	9,926
Alexis Black Bjorlin	3,308
Michael A. Coke*	6,898
VeraLinn Jamieson	3,066
Kevin J. Kennedy	5,319
William G. LaPerch	3,986
Jean F.H.P. Mandeville	1,506
Afshin Mohebbi	6,401
Mark R. Patterson	6,897
Mary Hogan Preusse	5,331
Dennis E. Singleton	32,457

*	See footnote 6 below.

(4)	The amounts shown include the value associated with the directors’ election to receive fully-vested profits interest units in lieu of all or a portion of their 2021 cash retainers, under the Director Equity Election Program.
(5)	The amounts shown include contributions made by the Company to eligible charitable organizations under our Matching Gifts Program.
(6)	Mr. Coke did not stand for re-election to our Board at the 2021 Annual Meeting of Stockholders. Accordingly, amounts shown for Mr. Coke reflect his partial year of service.
(7)	The amount shown includes payments to Mr. Singleton for his service (i) as a director emeritus from January 1, 2021 to June 2, 2021 and (ii) as a non-employee director from June 3, 2021 to December 31, 2021.

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Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines for the Board and certain executive officers of the Company, as described below:

	CEO	CEO’s Direct Reports	Certain Other Executive Officers	Non-employee Directors
Ownership Guidelines by Position	6.0x base salary	3.0x base salary	1.5x base salary	5.0x Value of cash retainer/fees paid in prior year

Executive officers and directors subject to the Stock Ownership Guidelines are required to meet the applicable ownership levels within five years after first becoming subject to the Stock Ownership Guidelines.

Anti-Hedging and Anti-Pledging Policy

Executive officers and members of the Board may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of Company stock owned by them. Pledging the Company’s securities as collateral to secure loans is also prohibited, unless approved in advance in writing by the Company’s Securities Compliance Office. All of our executive officers and members of the Board are in compliance with this policy.

Compensation Risk Assessment

The Company believes that our compensation policies and practices appropriately balance near-term performance with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In November 2021, the Company’s management conducted an extensive review of the design and operation of our compensation program and its findings were presented to the Compensation Committee and the Board. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Equity Compensation Plans

The following table provides information with respect to shares of our Common Stock that may be issued under our existing equity compensation plans as of December 31, 2021.

	(a)	(b)	(c)		(d)
	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of Restricted Stock Units and Common Stock issuable upon redemption of outstanding long-term incentive units, Class C Units and Class D Units	(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c))	(2)
Plan Category
Equity compensation plans approved by stockholders(3)	N/A	$ N/A	2,842,122		19,041,548
Equity compensation plans not approved by stockholders(4)	N/A	N/A	N/A		N/A
(1)	The number of unvested full-value awards is 990,498. Full-value awards are comprised of restricted stock units and long-term incentive units (including Class D units).
(2)	Includes shares available for future grants of stock options, restricted stock units and other stock-based awards and shares issuable upon redemption of long-term incentive units available to be granted under the 2014 Plan.
(3)	Consists of our 2014 Plan, our First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended, and our Employee Stock Purchase Plan, as amended, (ESPP). As of December 31, 2021, there were 10,023,598 shares available for issuance under the ESPP and 666,600 shares subject to purchase during the purchase period that included December 31, 2021. The number of shares available for issuance under the ESPP will automatically increase on the first day of each calendar year (ending with 2025) in an amount equal to the lesser of (i) one percent (1%) of the shares outstanding on the last day of the immediately preceding fiscal year, and (ii) such smaller number as determined by the Board.
(4)	The Company assumed the InterXion Holding N.V. 2013 International Equity Based Incentive Plan and the InterXion Holding N.V. 2017 Executive Director Long Term Incentive Plan (together, the Interxion Plans) in connection with the Interxion combination. As of December 31, 2021, the number of shares of Common Stock subject to outstanding RSU awards under the Interxion Plans was 137,454. No further awards will be made under the Interxion Plans.

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PROPOSAL 3.  Advisory Non-Binding Vote on Executive Compensation

Background

We are asking stockholders to vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers as reported in this Proxy Statement (a say-on-pay vote).

Following our 2017 Annual Meeting of Stockholders, at which the majority of the votes cast by our stockholders was in favor of holding a say-on-pay vote every year, the Board determined that we will hold a non-binding, advisory vote on the compensation of our named executive officers every year, unless the Board subsequently modifies its policy.

Summary

At our 2021 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with 90.3% of the votes cast in favor of the say-on-pay proposal. We believe this affirms our stockholders’ support of our approach to executive compensation.

As described more fully in the Compensation Discussion and Analysis, or CD&A, section of this Proxy Statement, the compensation program for our named executive officers is designed to attract, retain and motivate experienced and talented executives who can help achieve the short-term and long-term performance goals of the Company designed to maximize stockholder value. The program seeks to align a significant portion of executive compensation with our performance on a short-term and long-term basis through a combination of annual base salaries, annual incentives through cash or, at the applicable executive officer’s election, equity-based bonuses and long-term incentives through equity-based compensation. The annual incentive payout for each named executive officer is based on the achievement of core FFO per share, revenue, operational and individual goals established by the Compensation Committee, and each named executive officer’s annual incentive bonus opportunity provides for threshold, target and maximum bonus amounts, expressed as a percentage of base salary. Long-term incentive awards include grants of long-term incentive units in our Operating Partnership and restricted stock units intended to encourage actions to maximize stockholder value. We urge our stockholders to review the CD&A section of this Proxy Statement and compensation tables for more information.

We emphasize pay-for-performance. Our compensation philosophy is to pay for performance, support our business strategies, and offer competitive compensation arrangements. In the CD&A, we have provided stockholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the programs, and how our programs are administered.

In recent years, we have focused on growing our global footprint and operations organically and through strategic transactions, as well as through improved leasing, asset management and marketing activities, improving our balance sheet, strategically accessing the capital markets and focusing on our organizational development. More recently, the Company has focused on integration following the Interxion combination, its product strategy, investing in strategic initiatives to complement its existing portfolio in order to attract a wider base of customers, and organizational structuring to support these new strategies and initiatives as well as the continued growth of the Company. Accomplishments in the year ended December 31, 2021 are described above in the CD&A under the heading “Pay for Performance.”

In 2021, the core FFO goal was achieved above the target level and each of the revenue goals and operational goal was achieved above the maximum levels. As such, annual incentive bonuses earned by our named executive officers in 2021 ranged from 156% to 186% of their respective target bonuses (without taking into account the Equity Election Program in which Messrs. Stein, Power and Wright elected to participate). See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Compensation—Equity in Lieu of Annual Cash Bonuses” for more information.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards serve to align the interests of our named executive officers with those of our stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program, with long-term incentive awards between 58% to 69% of our named executive officers’ total compensation in 2021. The annual performance-based long-term incentive awards granted to our named executive officers in 2021 are subject to performance vesting based on total stockholder return relative to the MSCI US REIT Index (RMS) over a three-year measurement period and are subject to further time vesting over a one-year period following the conclusion of the measurement period.

We are committed to strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee retained Semler Brossy as independent compensation consultant to provide it with advice and guidance on our executive compensation program design and to evaluate our executive compensation program. The Compensation Committee oversees and periodically assesses the risks associated with our compensation policies and practices company-wide to determine whether such policies and practices encourage unnecessary or excessive risk taking. Key 2021 actions and decisions are described above in the CD&A under the heading “Good Governance.”

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We provide competitive pay opportunities. The Compensation Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric. We have chosen the selected metrics to align employee compensation, including compensation for the executive officers named in the Summary Compensation Table of this Proxy Statement, to our business strategy.

Recommendation

The Board believes that the information provided above and within the CD&A section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

In accordance with Section 14A of the Exchange Act and the Board’s determination to hold a say-on-pay vote on an annual basis, and as a matter of good corporate governance, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. Unless the Board modifies its policy on the frequency of future say-on-pay votes following this year’s vote, the next say-on-pay vote will be held at the 2023 Annual Meeting of Stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting for the adoption of this resolution is required to approve, on a non-binding, advisory basis, the compensation of the named executive officers disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.

The Board unanimously recommends a vote FOR Proposal 3

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PROPOSAL 4.  Stockholder Proposal Regarding Reporting on Concealment Clauses

A small asset manager purporting to represent an individual shareholder has advised the Company that it intends to present the following stockholder proposal at the Annual Meeting. The asset manager has indicated that the stockholder holds 1,380 shares of the Company’s Common Stock, representing a total investment of roughly $200,000 or approximately 0.0005% of total shares outstanding. The name and address of the stockholder will be provided to stockholders promptly upon receiving an oral or written request. If the stockholder is present at the Annual Meeting and properly submits the stockholder proposal for a vote, then the proposal will be voted on at the Annual Meeting. In accordance with federal securities laws, the proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

RESOLVED:

Shareholders of Digital Realty Trust, Inc. (“Digital Realty”) ask that the Board of Directors prepare a public report assessing the potential risks to the company associated with its use of concealment clauses in the context of harassment, discrimination and other unlawful acts. The report should be prepared at reasonable cost and omit proprietary and personal information.

SUPPORTING STATEMENT:

Concealment clauses are defined as any employment or post-employment agreement, such as arbitration, non-disclosure or non-disparagement agreements, that Digital Realty asks employees or contractors to sign which would limit their ability to discuss unlawful acts in the workplace, including harassment and discrimination.

WHEREAS:

Digital Realty may wisely use concealment clauses in employment agreements to protect corporate information, such as intellectual capital and trade secrets. However, harassment, discrimination are [sic] not trade secrets, nor are they core to Digital Realty’s operations or needed for competitive reasons. Yet, Digital Realty’s employment agreements may prohibit their workers from speaking openly on these topics. Given this, investors cannot be confident in their knowledge of Digital Realty’s workplace culture.

Concealment clauses may limit employees’ remedies for wrongdoing, reduce employee willingness to report discrimination1, and prevent employees from learning about shared concerns. Concealment clauses may also enable discrimination, reduce workforce effectiveness, and create brand, legal, and human capital risks. Arbitration prevents class-action suits, which may allow a sense of impunity from companies with poorly implemented diversity, equity and inclusion policies.

A healthy workplace culture is linked to strong returns. McKinsey found that companies in the top quartile for workplace culture post a return to shareholders 60 percent higher than median companies and 200 percent higher than organizations in the bottom quartile.2 A study by the Wall Street Journal found that over a five-year period, the 20 most diverse companies in the S&P 500 had an average annual stock return that was almost six percentage points higher than the 20 least diverse companies.3

Pinterest paid $22.5 million to settle a gender discrimination lawsuit brought by a former executive after years of binding employees to concealment agreements. Shareholders ultimately sued Pinterest executives alleging a breach of fiduciary duty by “perpetrating or knowingly ignoring the long-standing and systemic culture of discrimination and retaliation.”4 Similarly, in 2020, Alphabet agreed to limit confidentiality and arbitration restrictions associated with harassment and discrimination cases as part of a $300 million settlement of shareholder lawsuits alleging the company created a toxic work environment.5

1	https://www.hnlr.org/2020/08/forced-into-employment-arbitration-sexual-harassment-victims-are-saying-metoo-and-beginning-to-fight-back-but-they-need-congressional-help/
2	https://www.mckinsey.com/business-functions/organization/our-insights/the-organization-blog/culture-4-keys-to-why-it-matters
3	https://www.wsj.com/articles/the-business-case-for-more-diversity-11572091200
4	https://www.institutionalinvestor.com/article/b1phvnsfffr2bp/Retirement-System-Sues-Pinterest-Board-and-Execs-Over-Discrimination
5	https://www.nvtimes.com/2020/09/25/technologv/google-sexual-harassment-lawsuit-settlement.html

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A number of states have sought to remove or reduce forced arbitration of employee claims. This includes California, Maryland, New Jersey, New York, Vermont and Washington.6 California law also prohibits concealment clauses in employment agreements involving recognized forms of discrimination and unlawful activity.7 Digital Realty risks working under a patchwork of state laws related to the use of concealment clauses and may benefit from consistent practices across all employees and contractors.

Board of Directors’ Statement in Opposition

Our Board has carefully considered this proposal and believes it is not in the best interests of the Company or its stockholders. Accordingly, our Board unanimously recommends a vote AGAINST this proposal for the following reasons.

Digital Realty does not generally utilize employment or post-employment agreements that limit the ability to discuss unlawful conduct in the workplace.

As the proposal acknowledges, “Digital Realty may wisely use concealment clauses in employment agreements to protect corporate information, such as intellectual capital and trade secrets.” Digital Realty does in fact utilize confidentiality clauses in its employment and post-employment agreements to ensure the confidentiality of intellectual capital, trade secrets, and other non-public information about the Company’s business. However, Digital Realty’s standard employment and severance agreements do not include outright prohibitions on discussing unlawful conduct. For instance, the Company’s confidentiality clauses do not preclude an employee from filing a complaint directly with a federal, state, or local governmental or law enforcement agency, including the National Labor Relations Board (NLRB) and the Equal Employment Opportunity Commission (EEOC), or from disclosing factual information related to claims of sexual assault and/or sex-based harassment, discrimination or retaliation that was filed in a civil or administrative action. In addition, Digital Realty’s Harassment, Discrimination and Retaliation policy encourages employees to immediately report perceptions of harassment, discrimination, and unlawful acts.

The proposal’s assertions regarding arbitration and its impact on workplace conditions are inaccurate and unsubstantiated.

In addition to confidentiality clauses, the proposal includes arbitration agreements in its definition of “concealment clauses,” and claims that arbitration may limit employees’ remedies for wrongdoing. This is not correct. Digital Realty’s standard arbitration provision specifically states that the parties are entitled to all damages and other relief that would have been available in a court of law.

The proposal also claims that arbitration keeps misconduct secret. This is not true. The Company’s standard arbitration agreement does not include any restrictions on an employee’s ability to disclose the results of an arbitration.

Finally, the proposal claims that arbitration prevents employees from learning about shared concerns. This is also not true. The proponent fails to explain how arbitration keeps misconduct secret and prevents employees from learning about shared concerns when employees are allowed to generally disclose the results of an arbitration to other parties and retain the right to file a complaint directly with a federal, state, or local governmental or law enforcement agency, including the NLRB and the EEOC, the agency directly responsible for hearing claims related to harassment and discrimination.

The use of arbitration for employment-related claims provides benefits to both employers and employees.

Arbitration provisions are prevalent among employers for various reasons and they offer numerous benefits to both employers and employees. Arbitration offers adjudication of employee claims by an experienced jurist selected with both parties’ participation that is often quicker than trial. While the employer must pay the entire cost of the proceedings, this overall expediency benefits both parties with a fair resolution and a speedier return to their respective priorities without miring them in lengthy litigation. In addition, employees often seek arbitration to avoid prospective employers being made aware of their claims against former employers, and/or to avoid a public record of their private information. In fact, outside the United States, where the Company’s employment letters do not contain arbitration provisions, many countries use specialized proceedings similar to arbitration to adjudicate employee claims.

Digital Realty does not tolerate harassment or discrimination in any form.

Digital Realty fosters a strong culture of employee engagement and empowerment. We are committed to maintaining a diverse and inclusive workforce and do not tolerate harassment or discrimination in any form. We maintain a robust standalone anti-discrimination and harassment policy, which is reinforced in the Company’s Code of Business Conduct and Ethics and includes mandatory harassment training for all employees. The Company requires reporting of any such concerns, and employees are directed to report perceptions of harassment and discrimination to management, Human Resources, the Legal Department, or to use the Company’s hotline, where reports can be made anonymously. The Company further requires that employees review and agree to comply with these policies on an annual basis.

6	reuters.com/legal/legalindustry/anti-arbitration-statutes-faa-metoo-2021-10-05/
7	https://www.marketwatch.com/story/silenced-no-more-act-becomes-law-in-california-crippling-ndas-11633705395

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In addition, our Nominating and Corporate Governance Committee maintains direct oversight of the strategy and performance of, and risks and opportunities related to, the Company’s environmental, social and governance programs, which includes corporate responsibility, sustainability and climate change as well as diversity, equity and inclusion. These oversight responsibilities include promoting accessibility and mitigating risks related to discrimination on the basis of race, color, ethnicity, religion, national origin, sex, pregnancy, sexual orientation, gender identity or expression, marital status, age, mental or physical disability, a legally protected medical condition, genetic information, military or veteran status or any other characteristic protected by law.

We recognize the importance of transparency in the workplace and support the rights of our employees and contractors to speak openly about harassment, discrimination and other unlawful acts in the workplace. The report requested by the proposal is unnecessary, as our existing policies and active Board oversight effectively address the issues targeted by this proposal.

The Board unanimously recommends a vote AGAINST Proposal 4

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Certain Relationships and Related Party Transactions

We have entered into approximately 70 leases and related agreements with Meta Platforms, Inc. and its subsidiaries (Meta) with an aggregate annualized recurring revenue of $106.6 million (representing the monthly contractual base rent and interconnection revenue under existing leases as of December 31, 2021, multiplied by 12). The terms and conditions of these agreements are consistent with the terms and conditions of similar agreements with our other customers. Meta also received $1.6M in gains in 2021 pursuant to a renewable products agreement between us and Meta. Alexis Black Bjorlin, a member of our Board, was named VP, Infrastructure Hardware at Meta on December 20, 2021.

Review, Approval or Ratification of Transactions with Related Persons

Our Board or the appropriate committee of the Board reviews material transactions between us, the Operating Partnership and any of our directors or executive officers. Our Code of Business Conduct and Ethics and Corporate Governance Guidelines provide that each executive officer and director report conflicts of interest to the General Counsel or the Chairman of the Board, as applicable. Directors are also subject to the conflict provisions set forth in our Corporate Governance Guidelines. The Board or the appropriate committee of our Board will resolve all conflicts of interest involving officers or directors. The Board or the appropriate committee of the Board may waive provisions of our Code of Business Conduct and Ethics with respect to executive officers and directors. Any such waivers will be disclosed to our stockholders to the extent required by applicable laws and regulations. We previously disclosed a waiver of our Code of Business Conduct and Ethics in connection with Ms. Bjorlin’s employment at Meta on our website at www.digitalrealty.com, and we intend to disclose on our website any amendment to, or other waivers of, any provision of our Code of Business Conduct and Ethics applicable to our directors and executive officers required to be disclosed under the rules of the SEC and NYSE.

Indemnification Agreements

We have entered into indemnification agreements with all of our named executive officers and other executive officers and with each of our directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that, subject to certain exceptions, if a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our Company, by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf.

Annual Report on Form 10-K

Stockholders may obtain without charge a copy of the Company’s and the Operating Partnership’s Annual Report on Form 10-K, including the financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2021, by downloading the report from the Investors section of the Company’s website at www.digitalrealty.com, from the Company’s e-proxy website at http://www.proxyvote.com or by writing to Investor Relations, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735.

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Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (Reporting Persons), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2021, the Reporting Persons met all applicable Section 16(a) filing requirements, with the exception of the following: one Form 4 filing with the Company for each of David C. Ruberg and Gregory S. Wright reporting net settlement in connection with vested awards of restricted stock units, one Form 5 filing with the Company and the Operating Partnership for Andrew P. Power reporting a donation and one Form 4 filing with the Company and the Operating Partnership for Matthew Mercier covering dividend reinvestments.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2023 Annual Meeting. To be eligible for inclusion in our 2023 proxy statement, your proposal must be received in writing not later than December 23, 2022 and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

Our Bylaws also provide a proxy access right permitting a group of up to 20 stockholders who have beneficially owned 3% or more of the Company’s Common Stock continuously for at least 3 years to submit director nominations via the Company’s proxy materials for up to 20% of the directors then serving.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an annual meeting, including director nominations, whether or not included in our proxy statement. If you would like to nominate a director or bring any other business before the stockholders at the 2023 Annual Meeting, you must comply with the procedures contained in our Bylaws, including notifying us in writing in a timely manner, and such business must otherwise be a proper matter for action by our stockholders.

To be timely under our Bylaws, the notice must be delivered to our General Counsel and Secretary at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, the Company’s principal executive office:

•	not earlier than November 23, 2022, and
•	not later than 5:00 p.m., Pacific Time, on December 23, 2022.

In the event that the date of the 2023 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2022 Annual Meeting, to be timely, notice must be delivered:

•	not earlier than the 150th day prior to the date of the meeting, and
•	not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the meeting, as originally convened, or the 10th day following the date of the first public announcement of the meeting.

If we have not received notice of a stockholder proposal or nomination within the time period specified above, the persons entitled to vote the proxies solicited by our proxy statement will have the ability to vote on such matters in their discretion pursuant to Rule 14a-4(c)(1) and Rule 14a-5(e)(2) under the Exchange Act.

Our Bylaws provide that nominations of individuals for election to the Board and the proposal of business to be considered by our stockholders may be made at an annual meeting pursuant to our notice of meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who complied with the notice, information and consent procedures set forth in our Bylaws. To nominate a director, the stockholder must provide the information required by our Bylaws in a timely manner as required in our Bylaws.

In addition to satisfying the foregoing requirements under the Company's Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2023.

You may write to our General Counsel and Secretary at our principal executive office, 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, to deliver the notices discussed above and for a copy of the Bylaws.

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Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker, direct your written request to Investor Relations, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, or contact Investor Relations by telephone at (737) 281-0101. Upon written or oral request to Investor Relations, Digital Realty Trust, Inc., 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, or by telephone at (737) 281-0101 from a stockholder at a shared address to which a single copy of the proxy materials was delivered, we will promptly deliver a separate copy of the proxy materials to such requesting stockholder. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact their broker.

By Order of Our Board of Directors,

Jeannie Lee
Secretary
April 22, 2022

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Appendix

Non-GAAP Financial Measures

Funds From Operations: FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation and amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures.

Core FFO: Core FFO for the year ended December 31, 2021 excluded an $18.0 million gain associated with redeemed preferred stock and approximately $19.4 million of other non-core revenue adjustments and included $18.7 million in loss from early extinguishment of debt, approximately $47.4 million of transaction and integration expenses, $7.3 million in severance, equity acceleration and legal expenses, $30.5 million of loss on foreign exchange revaluation, and ($15.9) million of other non-core expense adjustments.

Adjusted EBITDA: Adjusted EBITDA is EBITDA (defined below) excluding unconsolidated joint venture real estate related depreciation and amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, and gain (loss) on redemption of preferred stock. EBITDA is earnings before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization.

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DIGITAL REALTY

Data Center Solutions

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 31, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 31, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a. Laurence A. Chapman	☐	☐	☐
1b. Alexis Black Bjorlin	☐	☐	☐
1c. VeraLinn Jamieson	☐	☐	☐
1d. Kevin J. Kennedy	☐	☐	☐
1e. William G. LaPerch	☐	☐	☐
1f. Jean F.H.P. Mandeville	☐	☐	☐
1g. Afshin Mohebbi	☐	☐	☐
1h. Mark R. Patterson	☐	☐	☐
1i. Mary Hogan Preusse	☐	☐	☐
1j. Dennis E. Singleton	☐	☐	☐
1k. A. William Stein	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote AGAINST proposal 4:

	For	**Against**	**Abstain**
4. A stockholder proposal regarding reporting on concealment clauses.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, trustee, guardian, officers of a corporation or other entity or in another representative capacity, please give full title as such under signature. Joint owners should each sign personally. All holders must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000564631_1 R1.0.0.24

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

DIGITAL REALTY TRUST, INC.
Annual Meeting of Stockholders
June 3, 2022 10:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned, as record holder of the shares of common stock of Digital Realty Trust, Inc., a Maryland corporation, described on the reverse side, hereby appoints A. William Stein and Andrew P. Power, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2022 Annual Meeting of Stockholders to be held on Friday, June 3, 2022, at 10:00 a.m., CDT, at DIGITAL REALTY TRUST, INC. 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2022 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

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

0000564631_2 R1.0.0.24

Continued and to be signed on reverse side